UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Och-Ziff Capital Management Group LLC
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OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2015
Dear Shareholder:
You are invited to the annual meeting of Shareholders (the “Annual Meeting”) of Och-Ziff Capital Management Group LLC (the “Company”). The Annual Meeting will be held on May 7, 2015 at 9:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 for the following purposes:

1.	To elect David Windreich, J. Barry Griswell and Georganne C. Proctor as Class II directors to serve for a term of three years and until their successors are duly elected or appointed and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

3.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has set the close of business on March 12, 2015 as the record date for determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders as of the record date will be available for inspection by Shareholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of American Stock Transfer & Trust Company LLC, the Company’s independent share transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be available for inspection by Shareholders at the Annual Meeting.
All Shareholders are cordially invited to attend the Annual Meeting in person. EVEN IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on May 7, 2015: the Proxy Statement and Annual Report
to Shareholders are Available at www.proxyvote.com

By Order of the Board of Directors,

Joseph Brucchieri
Secretary
March 26, 2015
New York, New York

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
9 West 57th Street
New York, New York 10019
PROXY STATEMENT
Our board of directors (the “Board of Directors” or the “Board”) is providing these proxy materials to you in connection with the solicitation of proxies by Och-Ziff Capital Management Group LLC on behalf of the Board for use at the 2015 Annual Meeting of Och-Ziff Capital Management Group LLC, which will take place at 9:00 a.m. Eastern Time on Thursday, May 7, 2015, at the offices of Gibson, Dunn & Crutcher LLP located at 200 Park Avenue, New York, New York 10166, and any adjournment or postponement thereof.
The Company intends to mail this proxy statement and the accompanying proxy card on or about March 26, 2015 to all Shareholders entitled to vote at the Annual Meeting.
In this proxy statement, references to “Och-Ziff,” “our Company,” “the Company,” “the firm,” “we,” “us,” or “our” refer, unless the context requires otherwise, to Och-Ziff Capital Management Group LLC, a Delaware limited liability company, and its consolidated subsidiaries, including the Och-Ziff Operating Group. References to the “Och-Ziff Operating Group” refer, collectively, to OZ Management LP, a Delaware limited partnership, which we refer to as “OZ Management,” OZ Advisors LP, a Delaware limited partnership, which we refer to as “OZ Advisors I,” OZ Advisors II LP, a Delaware limited partnership, which we refer to as “OZ Advisors II,” and their consolidated subsidiaries. References to our “intermediate holding companies” refer, collectively, to Och-Ziff Holding Corporation, a Delaware corporation, which we refer to as “Och-Ziff Corp,” and Och-Ziff Holding LLC, a Delaware limited liability company, which we refer to as “Och-Ziff Holding,” both of which are wholly owned subsidiaries of Och-Ziff Capital Management Group LLC.
References to our “executive managing directors” refer to the current limited partners of the Och-Ziff Operating Group entities other than our intermediate holding companies, including our founder, Mr. Daniel S. Och, and, except where the context requires otherwise, include certain limited partners who are no longer active in the business of the Company. References to the ownership of our executive managing directors include the ownership of certain estate and personal planning vehicles, such as family trusts, of such executive managing directors and their immediate family members. References to our “active executive managing directors” refer to executive managing directors who remain active in our business. References to the “Ziffs” refer collectively to Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons.
References to “Class A Shares” refer to our Class A Shares, representing Class A limited liability company interests of Och-Ziff Capital Management Group LLC, which are publicly traded and listed on the New York Stock Exchange, which we refer to as the “NYSE.” References to “Class B Shares” refer to Class B Shares of Och-Ziff Capital Management Group LLC, which are not publicly traded, are currently held solely by our executive managing directors and have no economic rights but entitle the holders thereof to one vote per share together with the holders of our Class A Shares. References to “Shares” refer to our Class A Shares and Class B Shares, collectively. References to our “Shareholders” refer to holders of our Class A Shares and Class B Shares, collectively. The terms “Och-Ziff Operating Group A Units,” “Och-Ziff Operating Group B Units” and “Och-Ziff Operating Group D Units” refer to the aggregate of interests consisting of one Class A, Class B or Class D, as applicable, common unit in each Och-Ziff Operating Group entity, and “Och-Ziff Operating Group Unit” or “Unit” refers generally to the aggregate of interests consisting of one common unit of any or all of the Class A, Class B or Class D common units in each Och-Ziff Operating Group entity.
References to our “IPO” refer to our initial public offering of 36.0 million Class A Shares that occurred in November 2007. References to the “2007 Offerings” refer collectively to our IPO and the concurrent private offering of approximately 38.1 million Class A Shares to DIC Sahir Limited, a wholly owned subsidiary of Dubai International Capital LLC, which we refer to as “DIC.” References to the “2011 Offering” refer to our public offering of 33.3 million Class A Shares in November 2011. References to “our funds” or the “Och-Ziff funds” refer to the multi-strategy, dedicated credit, real estate and other single strategy funds, and other alternative investment vehicles for which we provide asset management services.

No statements made herein, on our website or in any of the materials we file with the United States Securities and Exchange Commission, which we refer to as the “SEC,” constitute, or should be viewed as constituting, an offer of any Och-Ziff fund.
Mr. Och, who holds approximately 63.6% of the total voting interest in the Company as of March 12, 2015, has indicated that he will vote in favor of Proposals Nos. 1 and 2. Our executive managing directors hold all of our Class B Shares and have granted an irrevocable proxy to vote all of their Class B Shares to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, as such Committee may determine in its sole discretion. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Second Amended and Restated Limited Liability Company Agreement dated as of November 13, 2007 (the “Operating Agreement”), and Delaware law, as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have made available this proxy statement and proxy card because the Board of Directors of Och-Ziff Capital Management Group LLC is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on May 7, 2015 at 9:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your Shares. Instead, you may simply complete, sign and return the proxy card or vote by telephone or internet, as discussed below.
How are we distributing our proxy materials?
To expedite delivery, reduce our costs and decrease the environmental impact of printing and mailing our proxy materials, we used “Notice and Access” in accordance with an SEC rule that permits us to provide these materials to our shareholders over the Internet. By March 27, 2015, we sent a Notice of Internet Availability of Proxy Materials to certain of our shareholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials online. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a paper or email copy on a one-time or ongoing basis. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of this proxy statement and our 2014 Annual Report to Shareholders, which will be sent on or about March 26, 2015.
Who is entitled to vote at and attend the Annual Meeting?
Only Shareholders of record and beneficial owners of our Shares at the close of business on the record date, March 12, 2015, are entitled to receive notice of, to vote at and attend the Annual Meeting. Each outstanding Class A Share and Class B Share entitles its holder to cast one vote on each matter to be voted upon.
What is the difference between Class A Shares and Class B Shares?
The Class A Shares represent Class A limited liability company interests of Och-Ziff. The holders of Class A Shares are entitled to one vote per share and any dividends we may pay. The Class A Shares are listed on the NYSE. The Class A Shares vote together with the Class B Shares on all matters submitted to a vote of Shareholders.
The Class B Shares are held solely by our executive managing directors. They have no economic rights (and therefore no rights to any dividends or distributions we may pay) and are not publicly traded, but rather entitle the holders to one vote per share together with the Class A Shareholders. The Class B Shares are intended solely to provide our executive managing directors with voting interests in Och-Ziff Capital Management Group LLC commensurate with their economic interests in the Och-Ziff Operating Group. The Class B Shares are not currently and are not expected to be registered for public sale or listed on the NYSE or any other securities exchange.
What is the difference between holding Shares as a shareholder of record and as a beneficial owner?
Most of the holders of our Class A Shares hold their shares beneficially through a broker or other nominee rather than directly in their own name. All of our Class B Shares are held directly by our executive managing directors in their names. As summarized below, there are some distinctions between Shares owned beneficially and those held of record.
Beneficial Owner:    If your Class A Shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of Class A Shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote. The voting instruction card from your broker, trustee or other nominee contains voting instructions for you to use in directing the broker, trustee or other nominee how to vote your Class A Shares.
Because a beneficial owner is not the shareholder of record, you may not vote your Class A Shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your Shares giving you the right to vote the Shares at the Annual Meeting.

Shareholder of Record:    If your Shares are registered directly in your name with us or our share transfer agent, American Stock Transfer & Trust Company LLC, you are considered the shareholder of record with respect to those Shares and these proxy materials are being sent directly to you by Och-Ziff. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed or sent a proxy card for you to use.
What do I need to do to attend the Annual Meeting and when should I arrive?
In order to be admitted to the Annual Meeting, a Shareholder must present proof of ownership of our Shares on the record date. Any holder of a proxy from a Shareholder must present the proxy, properly executed. Shareholders and proxyholders must also present a form of valid, government-issued photo identification, such as a driver’s license or passport. These items must be presented to the security personnel at the lobby reception desk located at 200 Park Avenue, New York, New York 10166, in order to be admitted to the offices of Gibson, Dunn & Crutcher LLP. Expired forms of identification will not be accepted.
If you do not bring proof of ownership of our Shares on the record date, you will not be admitted to the Annual Meeting. If you are a beneficial owner of Class A Shares and your Shares are held in the name of a broker, trustee or other nominee, a brokerage statement or letter from a bank or broker detailing ownership of the Class A Shares as of the record date is an example of proof of ownership. For security reasons, you may be subject to search prior to your admittance to the Annual Meeting.
Admission to the Annual Meeting will begin at 8:30 a.m. Eastern Time. Since space is limited, seating at the Annual Meeting will be on a first come, first served basis. In order to ensure that you are seated by the commencement of the Annual Meeting at 9:00 a.m. Eastern Time, we recommend that you arrive early.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Shares outstanding as of the record date and entitled to vote shall constitute a quorum. As of the March 12, 2015 record date, 477,989,898 Shares (comprised of 176,115,892 Class A Shares and 301,874,006 Class B Shares) were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, you will be considered in determining the presence of a quorum. Similarly, “broker non-votes” (described below) will be counted in determining the presence of a quorum.
How do I vote?
You may vote in person at the Annual Meeting or by mail. If you are a holder of record, you can choose to vote by telephone or electronically through the Internet. If you hold your Shares in “street name” through a broker, trustee or other nominee, you may also be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided to you by such broker, trustee or other nominee.
Voting by Mail:    If you are a holder of record of Shares and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by our Office of the Secretary prior to the Annual Meeting in order for your Shares to be voted. If you hold Shares beneficially in street name and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your broker, trustee or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Telephone or Internet:    If you are a holder of record of Shares, you can choose to vote by telephone or by Internet. You can vote by telephone by calling the toll-free telephone number on your proxy card. The website for Internet voting is listed on the proxy card. Please have your proxy card handy when you call or go online. Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on May 6, 2015. If you hold your Shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of your broker, trustee or other nominee. Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your Shares.
Voting in Person at the Annual Meeting:    If you are a record holder of Shares, you may attend and vote in person at the Annual Meeting. If you are a beneficial owner of Shares held in the name of a broker, trustee or other nominee, you must obtain a “legal proxy,” executed in your favor, from such broker, trustee or other nominee to be able to vote in person at the

Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions by mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.
How does the Board recommend I vote on the proposals?
The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” the election of David Windreich, J. Barry Griswell and Georganne C. Proctor as Class II directors to serve for a three-year term (see Proposal No. 1); and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 (see Proposal No. 2).
How will my Shares be voted if I do not indicate a vote on my proxy card?
Your Shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your Shares will be voted as recommended by the Board on those items. See the question above entitled “How does the Board recommend I vote on the proposals?”
Your Shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Can I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record as of March 12, 2015, regardless of the way in which you submitted your original proxy, you may change it by:

•
returning a later-dated signed proxy card to us, prior to the Annual Meeting, at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•
delivering a later-dated written notice of revocation to us, prior to the Annual Meeting, at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•	submitting a later-dated proxy by telephone or Internet (only your last telephone or Internet proxy will be counted) prior to the Annual Meeting; or

•	attending the Annual Meeting and properly voting in person.
Alternatively, you may hand deliver a later-dated written notice of revocation, or later-dated signed proxy to the Secretary at the Annual Meeting before we begin voting.
If your Shares are held through a broker, trustee or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote in person at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote? —Voting in Person at the Annual Meeting.”
Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.
What vote is required to approve each proposal?
Election of Directors.    For Proposal No. 1, the election of directors, each Shareholder is entitled to vote for three nominees for Class II director. Directors are elected by a plurality of the votes cast at any duly convened meeting at which a quorum is present. Thus, the three nominees with the greatest number of votes will be elected. Abstentions will have no effect on the election of Class II directors, as they are not counted as votes cast.

Other Proposals.    For Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, a majority of the votes cast will be required for approval. A majority of votes cast means that the number of votes cast “for” must exceed the number of votes “against.” Abstentions will have no effect on Proposal No. 2, as they are not counted as votes cast. Notwithstanding the vote standards described herein, please be advised that this proposal is advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Board and the Audit Committee will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory vote by Shareholders.
A “broker non-vote” would occur only if a broker, trustee or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such Shares. Brokers will have discretionary voting power to vote Shares for which no voting instructions have been provided by the beneficial owner with respect to Proposal No. 2. Brokers will not have discretionary voting power to vote Shares with respect to Proposal No. 1. Broker non-votes will have no effect on Proposal No. 1, as they are not counted as votes cast.
Mr. Och, the Chairman of the Board and Chief Executive Officer of the Company, holds approximately 63.6% of the total voting interest in the Company as of March 12, 2015. Mr. Och has indicated that he will vote in favor of Proposal Nos. 1 and 2. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Operating Agreement and Delaware law, each as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your Shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If, for any reason, any of our nominees for Class II director is not available as a candidate for director, the persons named as proxyholders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors, or the size of the Board of Directors will be reduced.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers, trustees and other nominees who hold Shares in their names furnish our proxy materials to the beneficial owners of the Shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

CORPORATE GOVERNANCE
Board of Directors
The primary functions of our Board of Directors are to:

•	provide oversight, counseling and direction to our management in the interest and for the benefit of our Shareholders;

•	monitor senior management’s performance;

•	actively oversee risks that could affect our Company;

•	oversee and promote the exercise of responsible corporate governance; and

•
perform the duties and responsibilities assigned to them under our Operating Agreement and other organizational documents, Corporate Governance Guidelines and the laws of Delaware, our state of formation.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines as a framework for the governance of the Company. Our Corporate Governance Guidelines work together with our Operating Agreement and the Class B Shareholders Agreement (the “Class B Shareholders Agreement”), both of which contain certain processes and procedures relating to our corporate governance. Our Corporate Governance Guidelines describe additional processes and procedures that are intended to meet the listing standards of the NYSE and also provide reasonable assurance that our Board of Directors acts in the best interest of our Shareholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, Board leadership and meetings and procedures, as well as issues relating to the committees of the Board, such as structure, function, charters, membership and responsibilities. The full text of our Corporate Governance Guidelines can be found in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). A copy may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
Director Independence
Under our Corporate Governance Guidelines, a majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee and Nominating, Corporate Governance and Conflicts Committee must consist solely of independent directors. As described in the Corporate Governance Guidelines, our Board annually (or as circumstances warrant) makes an affirmative determination regarding the independence of each director. An “independent” director is a director who meets both the NYSE’s definition of independence as well as the Board’s independence standards (the “Director Independence Standards”), in each case as determined by the Board in its business judgment. The Director Independence Standards, attached as Exhibit A to this proxy statement, are set forth in our Corporate Governance Guidelines and are also available on our website (www.ozcap.com). Our Board undertook its annual review of director independence in March 2015, and in the process reviewed the independence of each director, including the director nominees. In determining independence, our Board reviews, among other things, whether directors have any material relationship with us. An independent director must not have any material relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Based on the standards set forth by the NYSE and in our Director Independence Standards, the Board has affirmatively determined that Allan S. Bufferd, J. Barry Griswell, Jerome P. Kenney and Georganne C. Proctor are each independent. Daniel S. Och, Joel M. Frank and David Windreich are members of management and therefore are not independent.
Because our executive managing directors currently control more than 50% of our voting power, we are eligible for the “controlled company” exemption from the NYSE requirements that our Board of Directors consist of a majority of independent directors and that our Compensation Committee and Nominating, Corporate Governance and Conflicts Committee consist solely of independent directors. Although we do not currently intend to utilize the NYSE’s “controlled company” exemption, we may in the future decide to do so.

Board Leadership Structure; Executive Sessions of the Independent Directors
Daniel S. Och is our founder, Chairman of the Board and Chief Executive Officer (“CEO”). Currently, the Board believes that having Mr. Och serve as both Chairman and CEO is in the best interest of the Company and the holders of its Class A Shares. Our Corporate Governance Guidelines, which are reviewed at least annually by our Nominating, Corporate Governance and Conflicts Committee, reflect the Board’s current determination that our Chief Executive Officer should serve as Chairman of the Board. However, our Operating Agreement permits the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be separated in the future based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Mr. Och founded Och-Ziff in 1994, managed the firm’s growth and international expansion, led our IPO and, together with the Board, oversaw the initial implementation of our corporate governance program, under which we determined not to utilize the NYSE’s “controlled company” exemption. Mr. Och possesses a deep and detailed knowledge of the global markets, the alternative asset management industry and the risks, opportunities and challenges facing the Company as it continues to grow and expand into a more diverse alternative asset manager with global scale. He is, therefore, best positioned to focus the Board’s attention on the significant matters that are appropriate for its consideration.
The Board believes the combined position of Chairman and CEO provides an efficient and effective leadership model for the Company and clear accountability to Shareholders with the support and balance provided by the independent directors of the Board, who comprise a majority of the Board and constitute all of the members of the Board’s fully independent Audit, Compensation and Nominating, Corporate Governance and Conflicts Committees. In addition, our Board, in accordance with our Corporate Governance Guidelines, annually selects a Lead Independent Director. The Board has selected Allan S. Bufferd to serve as Lead Independent Director. The Lead Independent Director presides over all executive sessions of the independent members of the Board, has the authority to call unscheduled executive sessions and serves as a liaison between the Chairman and other senior members of the Company’s management team and the independent members of the Board.
Pursuant to our Corporate Governance Guidelines, the independent directors meet in executive sessions without management present at least once every quarter. Following these sessions, the Lead Independent Director provides management with specific feedback and input regarding information flow, agenda items and any other relevant matters, thereby enhancing the oversight function of the independent directors and the committees of the Board.
Committees of the Board
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Conflicts Committee. All of the members of each of these committees are independent. Our Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of February 28, 2015:

Director	Board	Audit Committee	Nominating, Corporate Governance and Conflicts Committee	Compensation Committee
Allan S. Bufferd	X	X	X	X
J. Barry Griswell	X	X	X	Chair
Jerome P. Kenney	X	X	Chair	X
Georganne C. Proctor	X	Chair	X	X
Daniel S. Och	Chair
Joel M. Frank	X
David Windreich	X

Audit Committee
The primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s independent registered public accounting firm and our internal audit department. Among its specific duties and responsibilities, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•	considers and monitors the independence of the independent registered public accounting firm by:

◦
obtaining and reviewing a report by the independent registered public accounting firm which describes any relationships that may reasonably be thought to bear on the independence of such accounting firm;

◦	discussing with such accounting firm the potential effects of any such relationships on independence; and

◦	obtaining a description of each category of services provided by such accounting firm to the Company together with a list of fees billed for each category;

•
reviews and discusses with management and the independent registered public accounting firm our earnings press releases, financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including any significant financial items and accounting policies or changes relating to such items or policies;

•
reviews and discusses with management, our internal audit department and the independent registered public accounting firm their reports regarding the adequacy and effectiveness of our financial reporting process and internal controls, including internal control over financial reporting and disclosure controls and procedures;

•
reviews and discusses with management and our internal audit department the scope of and the work performed under our internal audit program and our practices pertaining to risk assessment and risk management;

•	reviews significant tax, legal and regulatory matters; and

•
establishes and oversees procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

The Audit Committee operates under a written charter adopted by the Board. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). Copies of the Audit Committee Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Audit Committee are Messrs. Bufferd, Griswell, and Kenney and Ms. Proctor. Ms. Proctor currently serves as Chair. The Board has determined that each of the members of the Audit Committee is an “Audit Committee Financial Expert” for purposes of the rules of the SEC, as each possesses accounting and related financial management expertise. The Board also has determined in its business judgment that each member of the Audit Committee is financially literate, as required by the NYSE. All members of our Audit Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines, the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Our Corporate Governance Guidelines and Audit Committee Charter restrict Audit Committee members from simultaneously serving on the audit committees of more than two other public companies without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on our Audit Committee. Currently, none of the members of the Audit Committee sits on the audit committees of more than two other public companies.

Nominating, Corporate Governance and Conflicts Committee
The primary responsibilities of the Nominating, Corporate Governance and Conflicts Committee are to: (i) identify individuals qualified to become members of our Board, in addition to those identified by the Class B Shareholder Committee; (ii) recommend to the Board director candidates for election at the Annual Meetings; (iii) develop and recommend to our Board a set of corporate governance guidelines; and (iv) oversee the evaluation of the Board and its committees. Among its specific duties and responsibilities, the Nominating, Corporate Governance and Conflicts Committee:

•
establishes processes and procedures for the selection and nomination of directors, subject to the rights of the Class B Shareholder Committee (for information on the Class B Shareholder Committee, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholder Agreement—Class B Shareholder Committee; Proxy and Approval Rights—Class B Shareholder Committee”);

•	periodically reviews the size and composition of the Board and its committees and recommends any appropriate changes to the Board;

•	recommends to the Board candidates for election or reelection to the Board at each annual Shareholders’ meeting, subject to the rights of the Class B Shareholder Committee;

•
annually reviews our Corporate Governance Guidelines to assess whether they are appropriate for the Company and comply with the requirements of the NYSE and other relevant requirements, and recommends to the Board changes as appropriate to these guidelines; and

•
establishes and oversees policies and procedures governing related person transactions, periodically reviews and updates as appropriate these policies and procedures and reviews and approves or ratifies any related person transactions, other than related person transactions that are pre-approved pursuant to our Related Person Transaction Policy, described under “Certain Matters and Related Person Transactions—Policy on Transactions and Arrangements with Related Persons.”

The Nominating, Corporate Governance and Conflicts Committee operates under a written charter adopted by the Board. The Committee does not have a formal policy with respect to the consideration of diversity in identifying nominees for director. However, the Committee seeks to have a Board that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity (including, but not limited to, diversity of occupational and personal backgrounds) and considers these criteria when nominating individuals to serve on the Board. The Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. For additional information regarding the Committee’s duties and responsibilities, please refer to the Nominating, Corporate Governance and Conflicts Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). Copies of the Nominating, Corporate Governance and Conflicts Committee Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Nominating, Corporate Governance and Conflicts Committee are Messrs. Kenney, Bufferd and Griswell and Ms. Proctor. Mr. Kenney currently serves as Chair. All members of our Nominating, Corporate Governance and Conflicts Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.
Compensation Committee
The primary responsibilities of the Compensation Committee are to assist the Board in matters relating to the compensation of our executive officers, employees and directors. Among its specific duties, the Compensation Committee:

•
oversees and makes recommendations regarding our overall compensation structure, and policies and practices, and assesses whether our compensation structure establishes appropriate incentives for our executive managing directors, management and employees;

•
oversees the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan, the Och-Ziff Capital Management Group LLC 2013 Incentive Plan, the Partner Incentive Plan and any other equity-based incentive compensation plans and other compensation and employee benefit plans;

•	reviews and discusses with management the Compensation Discussion and Analysis and related disclosures included in our annual proxy statement;

•	monitors compliance by the independent directors with the Company’s Class A Share ownership requirements; and

•	reviews the compensation of directors for service on our Board and its committees and recommends changes in compensation to our Board, to the extent warranted.
The Compensation Committee operates under a written charter adopted by the Board. For additional information regarding the Committee’s duties and responsibilities, please refer to the Compensation Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). Copies of the Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Compensation Committee are Messrs. Griswell, Bufferd and Kenney and Ms. Proctor. Mr. Griswell currently serves as Chair. All members of our Compensation Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines and the NYSE listing standards applicable to compensation committee members and are also “non-employee” directors as defined by Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(1) of the Internal Revenue Code of 1986 (the “Code”).
Board Role in Risk Oversight
Our Board is responsible for overseeing the effectiveness of management’s overall risk management programs and processes and focuses on our overall risk management strategies. Management is responsible for the day-to-day assessment and management of risk and the development and implementation of related mitigation procedures and processes. In exercising this responsibility, management regularly conducts risk assessments of our business and operations, including our funds’ portfolios. Management’s risk management processes cover the full scope of our operations, are global in nature and designed to identify and assess risks as well as determine appropriate ways to mitigate and manage risks. Further, our Risk Committee, which is comprised of members of senior management, oversees portfolio risk management processes. Additionally, our Business Risk Committee, which is also comprised of members of senior management, reviews and evaluates proposed transactions prior to commitment that may present certain risks for our Company, including legal, compliance, reputational or other business risks. We have developed an Enterprise Risk Management (“ERM”) program. Our Chief Financial Officer works with the heads of significant business areas to assist in our identification, assessment and management of Company-wide risks. The Company’s Head of Internal Audit oversees the development and maintenance of an ERM report that is presented to our Board of Directors and Audit Committee.
Our Board has delegated to its committees specific risk oversight responsibilities as summarized below. The chairs of the committees report regularly to the Board on the areas of risk they are responsible for overseeing. Further, under our Corporate Governance Guidelines, each of our directors has full and free access to members of the Company’s management and, in accordance with our organizational documents and agreements, may consult with the Company’s management committees. The Board and its committees oversee risks associated with their respective principal areas of focus, summarized as follows:

•
The Board as a whole has primary responsibility for overseeing strategic, financial and execution risks associated with the Company’s operations and operating environment, including: (i) significant changes in economic and market conditions worldwide that may pose significant risk to our overall business; (ii) major legal, regulatory and compliance matters that may present material risk to the Company’s operations, plans, prospects or competitive position; (iii) strategic and competitive developments; and (iv) senior management succession planning. The Board reviews information concerning these, the ERM program, and other relevant matters that are regularly presented by management, including our Risk Committee, our Head of Internal Audit, our Chief Legal and Compliance Officer, as well as each of the committees of the Board.

•
The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures, internal control over financial reporting and significant tax, legal and regulatory compliance matters. The Audit Committee discusses the development and maintenance of the Company’s ERM program and has been delegated primary responsibility for overseeing certain specific risks identified therein. Additionally, the Company’s Head of Internal Audit reports independently to the Audit Committee and the Chief Legal Officer and Chief Compliance Officer independently report quarterly to the Audit Committee regarding the activities of the Business Risk Committee.

•
The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives and alignment of interests between our executives and the holders of our Class A Shares. Management has reviewed the Company’s compensation policies and practices for our executive managing directors and employees as they relate to our risk management and reported its findings to the Compensation Committee. The Compensation Committee has concluded that our compensation policies and practices, as described in the section below entitled “Compensation Discussion and Analysis,” encourage and reward prudent business judgment and appropriate risk-taking over the long term and do not create incentives for risk-taking that are reasonably likely to pose material risks to the Company.

•	The Nominating, Corporate Governance and Conflicts Committee oversees risks associated with the independence of the Board and potential conflicts of interest.
Director Attendance at the Annual Meeting and Board and Committee Meetings
Pursuant to our Corporate Governance Guidelines, all of our directors are expected to prepare for, attend and actively participate in all Board meetings and all meetings of any committee of the Board of which they are a member. Also, pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend the Company’s Annual Meetings. All of our directors attended the 2014 Annual Meeting in person. During the year ended December 31, 2014, the Board held nine meetings, the Audit Committee held six meetings, the Compensation Committee held three meetings and the Nominating, Corporate Governance and Conflicts Committee held three meetings.
During 2014, each incumbent member of the Board attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which he or she served during the period for which he or she was a director or committee member.
Selection of Director Nominees
Under the terms of the Class B Shareholders Agreement, the Class B Shareholder Committee is entitled to designate five nominees (out of seven total, unless the Class B Shareholder Committee approves an increase in the size of our Board) for election to our Board for so long as our executive managing directors and their permitted transferees collectively beneficially own Shares representing more than 50% of the total combined voting power of all our outstanding Shares. Currently, the sole member of the Class B Shareholder Committee is Mr. Och. Only four directors, Messrs. Och, Frank, Windreich and Griswell, currently have been designated by the Class B Shareholder Committee pursuant to the Class B Shareholders Agreement. The Class B Shareholder Committee will be entitled to designate between one and three nominees for election to our Board, depending upon whether our executive managing directors and their permitted transferees own Shares representing at least 10% and less than or equal to 50% of the total combined voting power of all our outstanding Shares. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement.”
With respect to other positions on the Board, the Nominating, Corporate Governance and Conflicts Committee makes a recommendation to the full Board as to any persons it believes should be nominated to serve as a member of the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The Nominating, Corporate Governance and Conflicts Committee will consider candidates for Board membership suggested by the Class B Shareholder Committee, other members of the Board, management and holders of our Class A Shares. The Nominating, Corporate Governance and Conflicts Committee and the Class B Shareholder Committee may retain the services of one or more third-party search firms to assist in identifying and evaluating potential candidates for Board membership. The Nominating, Corporate Governance and Conflicts Committee does not have a formal policy for consideration of director candidates recommended by our Shareholders, as our Corporate Governance Guidelines provide that such candidates will be evaluated using the same criteria as candidates recommended by members of our Board or management. Shareholders may recommend any person for consideration as a director nominee by writing to the Nominating, Corporate Governance and Conflicts Committee at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary. Recommendations must include the name and address of the Shareholder making the recommendation, a representation that the Shareholder is a holder of our Shares, the full name of and biographical information about the individual recommended, including the individual’s business experience for at least the five previous years and qualifications as a director, and any other information the Shareholder believes would be helpful to the Nominating, Corporate Governance and Conflicts Committee in evaluating the individual recommended.

Once a director candidate is identified, the Nominating, Corporate Governance and Conflicts Committee evaluates the candidate by considering criteria that it deems to be relevant. Although there are no specific minimum qualifications, the criteria evaluated by the Nominating, Corporate Governance and Conflicts Committee may include, among others, business experience and skills, independence, judgment, integrity, diversity, the ability to commit sufficient time and attention to Board activities, and the absence of actual and/or potential conflicts of interest. The Nominating, Corporate Governance and Conflicts Committee considers these criteria in the context of the perceived needs of the Board as a whole at any given time.
In evaluating whether to nominate an incumbent director whose term of office is about to expire, and subject to the rights of the Class B Shareholder Committee, the Nominating, Corporate Governance and Conflicts Committee also reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, participation in and contribution to the deliberation of the Board and its committees, independence matters, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Committee, such director recuses himself or herself from that portion of the meeting. In accordance with this process, the Nominating, Corporate Governance and Conflicts Committee recommended that the Board of Directors nominate each of Messrs. Windreich and Griswell and Ms. Proctor for election as a Class II director at the 2015 Annual Meeting.
Communications with the Board
Any Shareholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board should write to: The Board of Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary. Any Shareholder or other interested party who wishes to communicate directly with the independent directors as a group or any individual independent member of our Board should write to: Independent Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Office of the Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.
Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all of our executive managing directors, including our Chief Executive Officer and our Chief Financial Officer, employees and officers, and to all members of the Board. The Code of Ethics works in conjunction with the other compliance policies and procedures implemented by the Company. The Code of Ethics requires avoidance of conflicts of interest, compliance with all applicable laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Everyone subject to the Code of Ethics is required to report any suspected violation of the Code of Ethics or of any law, rule or regulation or internal corporate policy or any other unethical behavior to his or her supervisor or manager, our Chief Administrative Officer or a member of our Legal and Compliance Department. A copy of the Code of Ethics is available on our website (www.ozcap.com) and may also be obtained upon written request to: Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place and our Audit Committee is responsible for overseeing them.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
General
Our Board currently consists of seven members. Our Board may consist of such other number of directors as may from time to time be determined by a majority of our Board to be appropriate in accordance with the terms of our Operating Agreement and the Class B Shareholders Agreement. Pursuant to the Operating Agreement, our Board is divided into three classes of approximately equal size. Each class of directors is elected for a three-year term, and the election of the classes is staggered such that only one class of directors is elected each year.
Directors Standing for Election
Three of our directors are standing for election: David Windreich, J. Barry Griswell and Georganne C. Proctor. Each of these nominees currently serves on the Board as a Class II director, and each has consented to serve for an additional three-year term ending at the 2018 Annual Meeting and when his or her successor is duly elected or appointed and qualified.
We do not know of any reason why any of the nominees would be unable to serve as a Class II director. However, if any of the nominees should become unavailable to serve, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the election of Messrs. Windreich and Griswell and Ms. Proctor as Class II directors.
The following table sets forth biographical information as of February 28, 2015 with respect to each nominee for director:

Name	Director Class	Expiration of Term	Age	Position
David Windreich	II	2015	57	Head of U.S. and European Investing
J. Barry Griswell	II	2015	65	Independent Director
Georganne C. Proctor	II	2015	58	Independent Director
Following are the biographies for our director nominees, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the director should continue to serve on the Board:
David Windreich joined our Board in November 2007, and is the Head of U.S. and European Investing. He is also a member of the Partner Management Committee and an Executive Managing Director of the Och-Ziff Operating Group. Prior to joining Och-Ziff at its inception in 1994, Mr. Windreich was a Vice President in the Equity Derivatives Department of Goldman, Sachs & Co. He began his career at Goldman, Sachs & Co. in 1983 and became a Vice President in 1988. Mr. Windreich holds both a B.A. in Economics and an M.B.A. in Finance from the University of California, Los Angeles.
Mr. Windreich’s experience and investment expertise have enabled him, together with Messrs. Och and Frank, to develop and expand the Company’s investment strategies and teams within the United States, Europe and Asia. He possesses extensive knowledge about the Company and its significant risk management processes, particularly those around the investment activities of the Och-Ziff funds. His service on the Board and as Head of U.S. and European Investing creates another critical link between management and the Board, providing the Board with the benefit of his perspectives on Och-Ziff’s business and thereby enabling the Board to more effectively perform its oversight function.
J. Barry Griswell joined our Board in June 2011 and is the Chair of our Compensation Committee. Mr. Griswell is the former Chairman and Chief Executive Officer of Principal Financial Group, Inc., a global investment management company, positions he held from 2002 to 2009 and 2000 to 2008, respectively. He remained the non-executive Chairman from 2008 to 2009 and a non-executive member of Principal Financial Group’s Board of Directors until 2010. Prior to joining Principal Financial Group in 1988, Mr. Griswell served as President and Chief Executive Officer of MetLife Marketing Corporation. Mr. Griswell has been a member of the Board of Directors of Voya Financial (f.k.a. ING U.S., Inc.) since 2013, where he is currently Chairman of the Compensation and Benefits Committee and a member of the Nominating and Governance and Audit Committees. Since 2004, he has been a member of the Board of Directors of Herman Miller, Inc., where he currently is Chairman of the Compensation Committee and a member of the Executive Committee. He served on the Board of Directors of National Financial Partners Corp. from 2010 to 2013. Mr. Griswell received a B.A. from Berry College and an M.B.A. from Stetson University.
Mr. Griswell is the former Chairman and Chief Executive Officer of a Fortune 500 company within the financial services industry. As a result, he has extensive executive leadership, management and operational experience with an organization that offered business, individuals and institutional clients a wide range of financial products and services, including retirement and investment services. Mr. Griswell’s leadership of Principal Financial Group through its initial public offering, as well as his leadership as Chairman of the Board of Principal Financial Group brings to our Board of Directors valuable financial expertise and corporate governance experience.
Georganne C. Proctor joined our Board in June 2011 and is the Chair of the Audit Committee. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, a national financial services organization, a position she held from 2006 to 2010. From 2003 to 2005, Ms. Proctor was Executive Vice President, Finance of Golden West Financial Corporation. Ms. Proctor served as Chief Financial Officer of Bechtel Group, Inc. from 1997 to 2002 and as a director of Bechtel from 1999 to 2002. Ms. Proctor has been a director of Redwood Trust, Inc. since 2006, where she currently is Chair of the Compensation Committee and a member of the Audit Committee. Ms. Proctor has been a director of SunEdison, Inc. since 2013, where she currently is Chair of the Audit Committee. She served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward.
Ms. Proctor has significant financial and accounting experience and has worked closely with boards and board committees throughout her career, including as the chief financial officer of large financial institutions. This experience provides her with a thorough understanding of public company reporting obligations, Sarbanes-Oxley compliance and planning, and treasury and liquidity management. Furthermore, her service on the audit and compensation committees of another public company gives her a strong background in the oversight of financial and corporate governance matters.
Directors Continuing in Office
The following table sets forth information as of February 28, 2015 with respect to each director continuing in office beyond the Annual Meeting:

Name	Director Class	Expiration of Term	Age	Position
Daniel S. Och	III	2016	54	Chairman of the Board and Chief Executive Officer
Joel M. Frank	I	2017	59	Chief Financial Officer and Senior Chief Operating Officer
Allan S. Bufferd	I	2017	77	Independent Director
Jerome P. Kenney	III	2016	73	Independent Director
Following are the biographies for our directors noted above, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the director should serve on the Board:
Daniel S. Och joined our Board in November 2007 in connection with our IPO. Mr. Och is our founder, Chairman of the Board and Chief Executive Officer. He is also Chair of the Partner Management Committee and an Executive Managing Director of the Och-Ziff Operating Group. Prior to founding Och-Ziff in 1994, Mr. Och spent eleven years at Goldman, Sachs & Co. He began his career in the Risk Arbitrage Department, and his later responsibilities included being Head of Proprietary Trading in the Equities Division and Co-Head of U.S. Equities Trading. Mr. Och holds a B.S. in Finance from the Wharton School of the University of Pennsylvania.
Mr. Och’s background as the founder of Och-Ziff in 1994 and his day-to-day leadership of Och-Ziff since then as Chief Executive Officer and Executive Managing Director enable him to bring to the Board valuable insights and perspectives about Och-Ziff, including a thorough understanding of the Company’s business, operations and prospects, the alternative asset management industry, and the global markets and economies.
Joel M. Frank joined our Board in November 2007. Mr. Frank is our Chief Financial Officer and Senior Chief Operating Officer, a member of the Partner Management Committee and an Executive Managing Director of the Och-Ziff

Operating Group. Prior to joining Och-Ziff, Mr. Frank was with Rho Management Company, Inc. as its Chief Financial Officer from 1988 to 1994. Mr. Frank was previously with Manufacturers Hanover Investment Corporation from 1983 to 1988 as Vice President and Chief Financial Officer, and with Manufacturers Hanover Trust from 1977 to 1983. Mr. Frank holds a B.B.A. in Accounting from Hofstra University and an M.B.A. in Finance from Fordham University. Mr. Frank is a C.P.A. certified in the State of New York.
Mr. Frank joined Och-Ziff at its inception in 1994 and, together with Messrs. Och and Windreich, helped to manage the Company’s significant growth and evolution as a public company. Together with his deep and detailed knowledge of Och-Ziff, Mr. Frank brings extensive business, financial, operating and regulatory experience to the Board. His service on the Board and as Chief Financial Officer and Senior Chief Operating Officer creates a critical link between management and the Board, particularly regarding financial, risk management, accounting and internal control matters, enabling the Board to more effectively perform its oversight function.
Allan S. Bufferd joined our Board in November 2007 and is our Lead Independent Director. Mr. Bufferd has been Treasurer Emeritus of the Massachusetts Institute of Technology (“MIT”) since his retirement in May 2006 as MIT’s Treasurer and Chief Investment Officer. From July 2004 until his retirement from MIT, Mr. Bufferd served as the first president of the MIT Investment Management Company, which provides stewardship of MIT’s financial resources. Mr. Bufferd holds S.B., S.M. and Sc.D. degrees in Materials Engineering from MIT and a J.D. from Suffolk University. Mr. Bufferd is a director and a member of the Audit, Nominating and Remuneration Committees of City of London Investment Management Group. From August 2006 until December 2009, he served as a director of RAM Holdings Ltd., where he was a member of the Nominating and Corporate Governance Committee and Risk Management Committee. Mr. Bufferd also serves on the advisory boards of various private investment funds and as a director or trustee of various non-profit organizations.
During his 30-year career at MIT, Mr. Bufferd supervised the formulation and implementation of investment policy for $12 billion of endowment and retirement fund assets of MIT. This experience provides him with a thorough understanding of institutional asset management and the hedge fund industry. Mr. Bufferd is a current or former member of a large number of corporate, foundation and investment advisory boards, and he possesses strong leadership and communication skills, well suited to his position as Lead Independent Director. Furthermore, his service on the audit, compensation and governance committees of other public companies gives him a strong background in corporate governance.
Jerome P. Kenney joined our Board in November 2007 and is Chair of the Nominating, Corporate Governance and Conflicts Committee. Mr. Kenney currently serves as a senior advisor to BlackRock, a leading asset management firm. Mr. Kenney was Vice Chairman and member of the Executive Client Coverage Group of Merrill Lynch & Co., Inc., currently the investment banking and wealth management division of Bank of America Corporation, positions he held from February 2002 to August 2008. From 1990 to 2002, Mr. Kenney served as the Head of Corporate Strategy, Business Development and Research, and oversaw Corporate Credit, Marketing and Government Relations at Merrill Lynch. From 1985 to 1991, he served as President and Chief Executive Officer of the Merrill Lynch Global Markets and Investment Banking Group and as a member of the Board of Directors of Merrill Lynch. Mr. Kenney was previously a member of the Board of Directors of Invesco Ltd., where he served on the Audit, Compensation and Nominating and Corporate Governance Committees. He was also previously a member of the Board of Directors of Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation), where he served on the Audit, Compensation and Human Resources Committees. Mr. Kenney holds a B.A. in Economics from Yale University and an M.B.A. in Finance from the Kellogg School of Management of Northwestern University.
Mr. Kenney has extensive experience in the global financial services and asset management businesses due in large part to his service as a senior executive officer of Merrill Lynch. For more than 30 years, Mr. Kenney had responsibility in several areas, including Merrill Lynch’s firm wide securities research, corporate strategy, international and domestic business development, M&A and government relations as well as its equity, fixed income, derivative, currency and commodities trading businesses. Mr. Kenney also served for several years as the head of Merrill Lynch’s Risk Management Committee. Mr. Kenney’s prior service on the boards and independent board committees of other public companies in the financial industry provides him with valuable experience in corporate governance, compensation and audit and financial reporting matters.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2015. In connection with this appointment, Ernst & Young LLP will examine and report to Shareholders on the consolidated financial statements of the Company and its subsidiaries for 2015. Ernst & Young LLP is an independent registered public accounting firm, and has served as our independent registered public accounting firm since our IPO in 2007. Ernst & Young LLP also currently serves, and in prior years has served, as the independent auditors for the Och-Ziff funds.
Although not required, the Board has put this proposal before the Shareholders because it believes that seeking Shareholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the Shareholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its Shareholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from Shareholders. They also will have the opportunity to make a statement if they desire to do so.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.
Principal Accountant Fees and Services
The following table summarizes the aggregate fees billed for professional services provided to Och-Ziff by Ernst & Young LLP for the years ended December 31, 2014 and 2013:

Fee Category	2014	2013

	(dollars in thousands)
Audit Fees(1)	$5,632	$3,800
Audit-Related Fees(2)	410	445
Tax Fees(3)	3,675	3,493
Total Fees	$9,717	$7,738

(1)
Audit Fees.    Consist of fees for professional services provided in connection with the annual audit of our consolidated financial statements, the annual audit of internal control over financial reporting and the services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, other regulatory filings, and similar engagements, such as attest services, comfort letters, consents and reviews of documents filed with or submitted to the SEC.

(2)	Audit-Related Fees. Consist of fees for services rendered in connection with the audits of our employee benefit plans and agreed-upon procedures related to our term loans.

(3)
Tax Fees.    Consist of the aggregate fees billed for tax compliance, which generally involves assistance in preparing, reviewing or filing various tax related filings in the U.S. and in foreign jurisdictions, and tax consulting.

Ernst & Young LLP also provides audit and tax consulting and compliance services to the unconsolidated Och-Ziff funds. During 2014, fees for these services were approximately $9.4 million for audit fees and $2.6 million for tax fees. During 2013, fees for these services were approximately $7.5 million for audit fees and $2.4 million for tax fees. The fees for these services are provided to and paid by the Och-Ziff funds and therefore are not included in the above table.

The Audit Committee determined that the non-audit services provided by Ernst & Young LLP during the year ended December 31, 2014 were compatible with maintaining the independence of Ernst & Young LLP.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has adopted a policy implementing the SEC’s rules requiring it to pre-approve all audit, audit-related and all permissible non-audit services performed by our independent registered public accounting firm. These pre-approval requirements are intended to comply with rules of the SEC and the Public Company Accounting Oversight Board, which are applicable to all public companies, and to help assure that the provision of services does not impair our independent registered public accounting firm’s independence from Och-Ziff. The policy specifically sets forth services that are pre-approved, as well as services that are prohibited. Any request to provide a service that has been pre-approved by the Audit Committee is submitted to the Chief Executive Officer or the Chief Financial Officer for authorization. If there is any question as to whether a service has been pre-approved, the Audit Committee or the Chair of the Audit Committee is consulted for a determination. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
For services not specifically pre-approved pursuant to the policy, a written request will be submitted in advance to the Audit Committee by management along with documentation describing the scope of the proposed service, the fee structure for the service and any other relevant information. Prior to approving any service, the Audit Committee must discuss with the independent registered public accounting firm the potential effects of the proposed services on the independent registered public accounting firm’s independence and seek management’s views on whether the requested services are consistent with the policy as well as applicable law.
Our Audit Committee has delegated to Ms. Proctor, Chairman of our Audit Committee, the authority to approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
Audit Committee Report
The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles in the United States, or U.S. GAAP, and the effectiveness of our internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited financial statements prepared for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2014 and our internal control over financial reporting with management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also has reviewed and discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. As part of that review, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding communications with the Audit Committee concerning independence that are required by applicable rules of the Public Company Accounting Oversight Board and has discussed with Ernst & Young LLP its independence from management and the Company.
Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.
Submitted by the members of the Audit Committee:
Georganne C. Proctor, Chair
Allan S. Bufferd
J. Barry Griswell
Jerome P. Kenney

OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our Class A Shares, Class B Shares and the Och-Ziff Operating Group A Units, which are exchangeable for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), subject to vesting, minimum retained ownership requirements and transfer restrictions. The information is presented as of March 12, 2015 with respect to (i) each person known to us to beneficially own more than 5% of either class of our outstanding Shares, (ii) each of our directors, including nominees for director, (iii) each of the Named Executive Officers (as set forth below), and (iv) all directors, including our director nominees, and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the equity shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws (or other beneficial ownership shared with a spouse). Unless otherwise indicated, the address of each person named in the table is c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019.

	Och-Ziff Operating Group			Och-Ziff Capital Management Group LLC
	Och-Ziff Operating Group A Units(1)			Class A Shares(1)				Class B Shares(1)(2)			Total Voting Power(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class		Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers
Daniel S. Och	157,121,375	(4)	52.0%	1,957,071		1.1%		301,874,006	100.0%	(5)	63.6%	(6)
Joel M. Frank(7)	6,962,210		2.3%	—		—%		—	—%		—%
James Levin(8)	13,709,723		4.5%	1,706,240		1.0%		—	—%		*
Zoltan Varga(9)	13,116,083		4.3%	—		—%		—	—%		—%
David Becker	—		—%	—		—%		—	—%		—%
Jeffrey C. Blockinger(10)	1,259,049		*	9,329		*		—	—%		*
Principal Shareholders
DIC Sahir Limited	—		—%	29,953,094	(11)	17.0%	(11)	—	—%		6.3%
Morgan Stanley	—		—%	9,244,403	(12)	5.2%	(12)	—	—%		1.9%
Directors and Nominees for Director
David Windreich (13)	36,352,554		12.0%	401,670		*		—	—%		*
Allan S. Bufferd	—		—%	41,816		*		—	—%		*
J. Barry Griswell	—		—%	44,128		*		—	—%		*
Jerome P. Kenney	—		—%	61,816		*		—	—%		*
Georganne C. Proctor	—		—%	24,128		*		—	—%		*
All Directors and Executive Officers as a Group (12 persons)	238,525,814		79.0%	4,246,198		2.4%		301,874,006	100.0%		64.0%
* Less than 1%

(1)
Our executive managing directors are parties to an exchange agreement with Och-Ziff, our intermediate holding companies and each of the Och-Ziff Operating Group entities (the “Exchange Agreement”), under which each of our executive managing directors is entitled to exchange their Och-Ziff Operating Group A Units for Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Each of our executive managing directors owning Class B Shares holds a number of Class B Shares equal to the number of Och-Ziff Operating Group A Units held by such executive managing director. See Note (2) below. Upon any such exchange of Och-Ziff Operating Group A Units for Class A Shares, an executive managing director’s corresponding Class B Shares will be automatically canceled and, as a result, there will be no effect on the number of voting Shares outstanding. Exchanges of vested Och-Ziff Operating Group A Units for our Class A Shares are subject to transfer restrictions that generally limit our executive managing directors’ ability to transfer or exchange Och-Ziff Operating Group A Units. For additional details with respect to the rights of our executive managing directors to exchange their Och-Ziff Operating

Group A Units, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Class B Shareholder Committee; Proxy and Approval Rights.”

(2)
The Class B Shares entitle the holders to one vote per share, but have no economic rights. Each of our executive managing directors owning Class B Shares holds an equal number of Och-Ziff Operating Group A Units. All of our Class B Shares are held by our executive managing directors, and each of our executive managing directors owning Class B Shares (including each of our Named Executive Officers) granted to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, an irrevocable proxy to vote all of their Class B Shares as such Committee shall determine. This proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our executive managing directors hold less than 40% of the total combined voting power of our Company. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Class B Shareholder Committee; Proxy and Approval Rights.”

(3)	Based on 477,989,898 Shares (176,115,892 Class A Shares and 301,874,006 Class B Shares) issued and outstanding as of March 12, 2015.

(4)
This amount includes beneficial ownership interests held by Mr. Och and certain trusts (the “Trusts”) that are for the benefit of Mr. Och and members of the Och family. These Trusts hold approximately 59.6% of Mr. Och’s aggregate beneficial ownership of OZ Management and OZ Advisors II and approximately 50.0% of his aggregate beneficial ownership of OZ Advisors I. Mr. Och and these Trusts collectively beneficially own proportionate interests in each of the Och-Ziff Operating Group entities, but such interests are held disproportionately by Mr. Och and each of the individual Trusts. Interests in each of the Och-Ziff Operating Group entities may only be exchanged for Class A Shares if and when they are combined to form Och-Ziff Operating Group A Units. The amounts in the table above reflect the collective beneficial ownership of Och-Ziff Operating Group A Units held by Mr. Och and the Trusts and, accordingly, assume that the disproportionate interests held by Mr. Och and each of the individual Trusts are combined to form Och-Ziff Operating Group A Units.

(5)
Mr. Och has direct beneficial ownership of 157,121,375 Class B Shares and, as the sole member of the Class B Shareholder Committee, has beneficial ownership of the 144,752,631 Class B Shares held by the other executive managing directors that are subject to the irrevocable voting proxy described in Note (2) above.

(6)	The total voting power percentage shown for Mr. Och reflects all Class B Shares subject to the irrevocable voting proxy described in Note (2) above.

(7)
Mr. Frank’s beneficial ownership includes 2,512,672 Och-Ziff Operating Group A Units that are held by trusts that are for the benefit of Mr. Frank or members of the Frank family. Mr. Frank holds 6,962,210 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(8)
Mr. Levin’s beneficial ownership includes 3,171,487 Och-Ziff Operating Group A Units beneficially owned by trusts that are for the benefit of Mr. Levin or members of the Levin family. Mr. Levin also holds 13,709,723 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(9)
Mr. Varga holds 13,116,083 Och-Ziff Operating Group A Units. Mr. Varga also holds 13,116,083 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(10)
Mr. Blockinger’s beneficial ownership includes 127,793 Och-Ziff Operating Group A Units beneficially owned by trusts that are for the benefit of Mr. Blockinger or members of the Blockinger family. Mr. Blockinger also holds 1,259,049 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(11)
Based solely on a Schedule 13D, Amendment No. 3 filed with the SEC on August 11, 2014, DIC Sahir Limited, Dubai Holding Investment Group LLC (“DHIG”), Dubai Holding LLC (“Dubai Holding”), Ahmad Abdulla Juma BinByat and Mohammad Abdullah Ali Al Gergawi have shared dispositive power and shared voting power over these shares. DIC Sahir is a wholly owned indirect subsidiary of Dubai Holding, which is majority-owned by Mr. Gergawi. The address for DIC Sahir Limited is c/o Maples Corporate Services Limited, PO Box 309, Ugland House Grand Cayman KYI-1104, Cayman Islands. The address for DHIG, Dubai Holding, Mr. BinByat and Mr. Gergawi is c/o Dubai Holding LLC, Emirates Towers, Offices, Level 49, P.O. Box 73311, Dubai, United Arab Emirates.

(12)
Information based solely on a Schedule 13G, Amendment No. 3 filed by Morgan Stanley (“MS”) and Morgan Stanley Strategic Investments, Inc. (“MSSI”) with the SEC on February 5, 2015. MS has sole voting power over 8,834,307

Class A shares, shared voting power over 249,022 shares, and aggregate beneficial ownership of 9,244,403 Class A Shares, as of December 31, 2014. MSSI has sole voting and dispositive power for 7,654,287 Class A Shares. The address for MS and MSSI is 1585 Broadway, New York, New York 10036.

(13)
Mr. Windreich’s beneficial ownership includes 21,580,025 Och-Ziff Operating Group A Units that are held by certain trusts. Mr. Windreich also holds 36,352,554 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either alone or shared with others, the power to vote or dispose of such securities. The rules also treat as beneficially owned all securities that would be receivable upon the conversion or vesting of derivative securities within 60 days as of the determination date. None of our executive officers or directors has received any equity grants that will vest in the 60 days after March 12, 2015.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of our Class A Shares, to file with the SEC reports of ownership and changes in ownership of our equity securities. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to us, together with written representations from our officers and directors that no other reports were required to be filed during 2014, we believe that during the year ending December 31, 2014, our executive officers, directors and shareholders who beneficially own more than 10% of our Class A Shares filed on a timely basis all reports due under Section 16(a).

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Highlights of 2014 Compensation
The compensation awarded in respect of 2014 to our executive managing directors, including each of the individuals listed in the “Summary Compensation Table for 2014” below (each, a “Named Executive Officer”), was consistent with our long-term compensation philosophy of aligning the interests of our executive managing directors with those of the investors in the Och-Ziff funds and our Class A Shareholders by providing them with income payments based primarily on their interests in our business. For 2014:

•
Our Chairman, Chief Executive Officer and Executive Managing Director, Mr. Och, was not awarded any salary, bonus, cash compensation or other discretionary compensation except for personal security and certain other limited perquisites of the type that we have customarily paid to all of our executive managing directors.

•
Our other Named Executive Officers received the following cash and other non-equity compensation: (i) Mr. Varga received a salary of $200,000, (ii) Mr. Becker received a salary of $175,000 and a guaranteed bonus of $1,825,000, (iii) Mr. Blockinger received an aggregate of $4,900,000 in awards as a retention bonus and pursuant to his Transition Agreement, which is described below under “Employment Agreements, Severance Benefits and Change in Control Provisions—Separation and Transition Agreement,” (iv) Messrs. Frank, Levin, Varga, Becker and Blockinger were awarded cash distributions with respect to their Och-Ziff Operating Group D Units of $362,600, $9,240,000, $683,101, $48,385, and $212,579, respectively, and (v) each such individual received limited perquisites of the type that we have customarily paid to all of our executive managing directors.

•	None of our Named Executive Officers received awards under the Partner Incentive Plan (“PIP”).
Background
Each of our Named Executive Officers is a limited partner of each of the Och-Ziff Operating Group entities. The compensation of our executive managing directors is generally provided through their interests in the Och-Ziff Operating Group entities. For that reason, and except where otherwise provided, the discussion below addresses our compensation philosophy for our executive managing directors in general, including our Chief Executive Officer, Chief Financial Officer and other Named Executive Officers.
Since our inception in 1994, our objective in setting compensation for our executive managing directors has been to align their interests with those of the investors in the Och-Ziff funds by entering into agreements with our executive managing directors that provide for the payment of discretionary distributions on their interests in the Och-Ziff Operating Group as their primary form of compensation. To further align interests, we have offered them the opportunity to invest their own capital in our funds. When we became a public company in November 2007, we continued implementing this objective and also sought to significantly align the interests of our executive managing directors with those of our Class A Shareholders by reclassifying each executive managing director’s interests in the Och-Ziff Operating Group as Och-Ziff Operating Group A Units, which represent common equity interests in the Och-Ziff Operating Group entities. The Och-Ziff Operating Group A Units are exchangeable for our Class A Shares on a one-for-one basis (subject to certain exchange rate adjustments for splits, unit distributions and reclassifications). The holders of such Och-Ziff Operating Group A Units generally receive distributions only when distributions are made to our Class A Shareholders. The Och-Ziff Operating Group A Units granted to our Pre-IPO Partners in connection with the Reorganization of our business that took place prior to the 2007 Offerings generally became fully vested in 2012, although they remain subject to minimum retained ownership requirements and transfer restrictions that were imposed in connection with the establishment of our PIP, as described below under the heading “Partner Incentive Plan.” In addition, all of our executive managing directors hold a Class C non-equity interest in the Och-Ziff Operating Group (“Class C Non-Equity Interests”), through which the Compensation Committee, together with the Chairman of the Partnership Management Committee, may determine to make discretionary income allocations. These interests were issued to our executive managing directors to provide us with flexibility in compensating our executive managing directors and to help ensure our ability to attract and retain top executive talent.
In August 2012, upon the recommendation and approval of the Compensation Committee, the Board approved the PIP in order to retain and further motivate our executive managing directors, including Messrs. Frank, Windreich and Varga. Messrs. Och, Levin, Becker and Blockinger are not eligible for awards under the PIP. The PIP is more fully described below under the heading “Partner Incentive Plan.”

The terms of the Och-Ziff Operating Group A Units, Class C Non-Equity Interests and other interests in the Och-Ziff Operating Group entities that are and may be held by our executive managing directors are set forth in the limited partnership agreements of each of the Och-Ziff Operating Group entities (the “Operating Group Limited Partnership Agreements”). The Operating Group Limited Partnership Agreements are the organizational documents of the entities within the Och-Ziff Operating Group and contain other important provisions regarding the structure and management of the Och-Ziff Operating Group, including the terms for the admission of new executive managing directors and the withdrawal of existing executive managing directors, as described in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities.”
Since our IPO, new executive managing directors have been admitted to the Och-Ziff Operating Group, including Messrs. Levin, Becker and Blockinger, and, in connection with their admission, were issued Och-Ziff Operating Group D Units, which represent non-equity profit interests in the Och-Ziff Operating Group entities. We have also issued Och-Ziff Operating Group D Units to certain executive managing directors following their admission, including Performance Unit Awards issued under the PIP and other performance-related Och-Ziff Operating Group D Units. The Och-Ziff Operating Group D Units receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Och-Ziff Operating Group A Units, corresponding to the timing of dividends paid to holders of our Class A Shares. Each Och-Ziff Operating Group D Unit converts into an Och-Ziff Operating Group A Unit if and when the general partners of the Och-Ziff Operating Group entities (i.e., our intermediate holding companies) determine there has been sufficient “Appreciation,” as defined in the Operating Group Limited Partnership Agreements, to result in such Och-Ziff Operating Group D Unit becoming economically equivalent to one Och-Ziff Operating Group A Unit.
Certain executive managing directors have withdrawn as limited partners from the Och-Ziff Operating Group since our IPO or otherwise ceased to be actively involved in our business. Upon such a departure of an executive managing director, the Operating Group Limited Partnership Agreements generally provide that (i) the departing executive managing director forfeits any unvested Och-Ziff Operating Group Units held on the date of departure, and (ii) the forfeited unvested Och-Ziff Operating Group Units are reallocated to the remaining active executive managing directors on a pro rata basis in the same form as then held by such active executive managing directors. The vesting provisions of the reallocated Och-Ziff Operating Group Units generally are unaffected by any reallocation, although the Partner Management Committee (see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities—Partner Management Committee” for additional information about this Committee) has the right to amend the vesting terms of any Och-Ziff Operating Group Units held by our executive managing directors.
We believe that ownership of substantial interests in the Och-Ziff Operating Group by our executive managing directors, including each of our Named Executive Officers, creates significant alignment with our Class A Shareholders and investors in our funds and strengthens our culture of teamwork and collaboration. These ownership interests are also subject to transfer restrictions which are designed to ensure continuation of that ownership and which were imposed upon our executive managing directors in 2012 in connection with the establishment of our PIP. Furthermore, we continue to encourage our Named Executive Officers and other executive managing directors to invest their own capital in the funds that we manage. As a result of these investments, our executive managing directors continue to have significant interests in our funds.
Compensation Philosophy and Process
We believe that our long-term philosophy of seeking to align the interests of our executive managing directors with those of the investors in our funds and our Class A Shareholders has been a key contributor to our historical growth and success. In furtherance of this philosophy, our compensation programs are designed to attract, retain and motivate executives and other professionals of the highest level of talent and effectiveness. Our Compensation Committee and management regularly reevaluate our compensation programs to ensure we are meeting these objectives.
The Compensation Committee reviews the goals and objectives relevant to our Chief Executive Officer’s compensation. Mr. Och’s compensation is currently limited to certain perquisites and Och-Ziff Operating Group A Units received in reallocations effected in accordance with the Operating Group Limited Partnership Agreements. Pursuant to those Agreements, Mr. Och has received and may in the future receive his pro rata portion of vested or unvested Och-Ziff Operating Group Units forfeited by executive managing directors who have withdrawn from the Och-Ziff Operating Group, as described above. Such forfeited Och-Ziff Operating Group Units are reallocated on a pro rata basis to the remaining active executive managing directors. Considering these items, the Compensation Committee evaluates Mr. Och’s performance annually to determine whether to provide any additional cash or equity-based compensation in recognition of Mr. Och’s performance. The Compensation Committee determined that Mr. Och’s compensation remained appropriate in form and, with respect to perquisites, amount, and the Committee therefore made no changes to Mr. Och’s compensation for 2014.
The Compensation Committee, with input from the Chief Executive Officer, also reviews the goals and objectives relevant to each of our other Named Executive Officers and similarly undertakes annual performance evaluations to determine whether to provide any additional compensation to these executives. Furthermore, our Compensation Committee may, in its sole discretion, consider recommendations of the Chairman of the Partner Management Committee solely with respect to discretionary income allocations payable on Class C Non-Equity Interests to those of our executive managing directors who are also our Named Executive Officers.
The Compensation Committee is also provided with information concerning the Company’s practices for compensating its managing directors and other employees. In general, our managing directors execute a managing director agreement with us, which provides for a fixed annual salary and an annual discretionary bonus, generally payable in a mix of cash and Class A Restricted Share Units. Other employees, who do not have employment agreements with us, are compensated with a fixed salary, and may receive an annual discretionary bonus payable in cash and in some cases partly in Class A Restricted Share Units. In general, our employee compensation programs are designed to enable us to attract and retain the most talented employees in our industry in keeping with our one-firm, team-based culture, which emphasizes employee collaboration and the success of our Company as a whole. These attributes foster alignment with our Class A Shareholders and investors in our funds. The annual discretionary cash bonuses we pay represent a significant element of our annual compensation and benefits program and are determined in accordance with our team-based culture and, for any given year, are based on a combination of individual performance and the Company’s annual financial performance.
Partner Incentive Plan
We adopted the PIP in August 2012 to further the retention of our executive managing directors as described in more detail below.
Transfer Restrictions
In August 2012, our executive managing directors approved new transfer restrictions that generally limit their ability to transfer or exchange Och-Ziff Operating Group A Units. In 2015, the Exchange Committee will determine in its sole discretion whether to allow any exchanges and sales of resulting Class A Shares by any of our executive managing directors for each year from 2015 through 2017, provided that such exchanges and sales will generally not exceed 10% of an executive managing director’s vested partnership interests in the Och-Ziff Operating Group per year (determined on a cumulative basis) for each year through 2017. These transfer restrictions will also allow each of our executive managing directors to exchange an equivalent percentage of units that were permitted to be but were not exchanged in 2013 or 2014, and to sell any resulting Class A Shares with the approval of the Exchange Committee.
Summary of the Partner Incentive Plan
In consideration of our executive managing directors agreeing to accept the transfer restrictions discussed above and reflective of the Pre-IPO Partners’ commitment to the Company, the Company established the PIP. Mr. Och is not eligible to participate in the PIP, but continues to participate in the Company’s profits solely through distributions from his existing equity ownership stake. Messrs. Levin, Becker and Blockinger are also not eligible to participate in the PIP because they are not Pre-IPO Partners.
Under the terms of the PIP, the participating Pre-IPO Partners (the “Eligible Pre-IPO Partners”) may be eligible to receive discretionary grants of annual performance awards (“Performance Awards”) over a five-year period that commenced in 2013 (the “Performance Award Period”). Performance Awards may be satisfied in Och-Ziff Operating Group D Units (“Performance Unit Awards”) and may also be satisfied in cash (“Performance Cash Awards”). All Performance Awards are conditionally granted subject to compliance with each Eligible Pre-IPO Partner’s non-compete obligations. Each Eligible Pre-IPO Partner’s Performance Unit Awards and the after-tax portion of his Performance Cash Awards in respect of two prior years will be subject to clawback pursuant to the terms of the PIP if he breaches the non-compete obligation.
Whether any Performance Award is awarded to any Eligible Pre-IPO Partner in a particular year, and the amount of any such award, is determined by the Compensation Committee in its sole discretion, based on recommendations from Mr. Och for that year.

Performance Unit Awards
An aggregate of 2,770,749 Och-Ziff Operating Group D Units may be issued under the PIP per year. These awards of Och-Ziff Operating Group D Units are made pursuant to either the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan, the Och-Ziff Capital Management Group LLC 2013 Incentive Plan or a successor plan. For the three remaining years of the Performance Award Period, in the aggregate, the Eligible Pre-IPO Partners collectively may receive up to 8,312,247 Och-Ziff Operating Group D Units over the three-year period if a determination is made for each such year to award the maximum number of Performance Unit Awards to all of the Eligible Pre-IPO Partners.
Performance Cash Awards
The Eligible Pre-IPO Partners, collectively, may also be eligible to receive discretionary annual Performance Cash Awards if the Company earns incentive income in the relevant year. The maximum aggregate amount of Performance Cash Awards for each year is capped at 10% of the Company’s incentive income earned during that year, subject to a maximum of $39.6 million per year. For the three remaining years of the Performance Award Period, in the aggregate, the Eligible Pre-IPO Partners collectively may receive Performance Cash Awards in a maximum aggregate amount of $118.8 million over the three-year period if, for each such year, the Company earns enough incentive income and if a determination is made to award the maximum aggregate amount of Performance Cash Awards for such year to all of the Eligible Pre-IPO Partners.
Vesting and Non-Compete Provisions
The Performance Unit Awards are conditionally vested on grant subject to minimum retained ownership requirements and the transfer restrictions described above. All Performance Awards are conditionally granted subject to each executive managing director’s compliance with his non-compete obligations under the Och-Ziff Operating Group Limited Partnership Agreements and related agreements. If an executive managing director violates his non-compete obligations as set forth in the Och-Ziff Operating Group Limited Partnership Agreements, his Performance Unit Awards and the after-tax portion of his Performance Cash Awards in respect of two prior years will be subject to clawback.
Treatment Upon Separation
If an Eligible Pre-IPO Partner ceases, for any reason, to be an active executive managing director prior to the end of any year, he will not be eligible to receive any Performance Awards with respect to such year or any subsequent year. If one of the Eligible Pre-IPO Partners currently on the Partner Management Committee ceases to be an active executive managing director for any reason, the amount of the Performance Awards that he would otherwise have been eligible to receive will not be available for reallocation to the remaining Eligible Pre-IPO Partners. As a result, the maximum aggregate amounts of cash and Och-Ziff Operating Group D Units that are available for Performance Awards as described above will be reduced accordingly. If one of the Eligible Pre-IPO Partners not currently on the Partner Management Committee ceases to be an active executive managing director for any reason, the amount of the Performance Awards that he would otherwise have been eligible to receive will be available for reallocation to the remaining Eligible Pre-IPO Partners not currently on the Partner Management Committee.
2014 Partner Incentive Plan Awards
In late 2014, the Compensation Committee reviewed and discussed the recommendations of Mr. Och regarding potential Performance Awards to be made to our Eligible Pre-IPO Partners under the PIP with respect to 2014. Following the Compensation Committee’s review of Mr. Och’s recommendations, the Compensation Committee determined in its sole discretion that no Named Executive Officers would receive any grants under the PIP with respect to 2014.
Compensation Committee and Compensation Consultants
The Compensation Committee has the power and authority to oversee our compensation policies and programs and makes all compensation related decisions relating to our Named Executive Officers. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee reviews the charter on an annual basis. The Compensation Committee’s membership is determined by the Board. The Compensation Committee’s members are all Independent Directors under the rules of the NYSE.
Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding to the Compensation Committee to do so.

In 2014, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as a third-party advisor to provide independent advice, research and evaluation in connection with the grant to Mr. Becker of the Guaranteed Bonus Units, the Guaranteed Cash Bonuses, the Discretionary Bonus Units and the payment of the Base Salary to Mr. Becker, all on the terms set forth in the Becker Partner Agreements, as described below under “Employment Agreements, Severance Benefits and Change in Control Provisions—Partner Agreements—Mr. Becker.”
In 2014, Semler Brossy reported directly to the Compensation Committee. Semler Brossy did not provide services to the Company other than as described in the prior paragraph. Specifically, Semler Brossy did not provide, directly or indirectly through affiliates, any other consulting services to management or the Board. The Compensation Committee conducted a specific review of its relationship with Semler Brossy, and determined that Semler Brossy’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act of 2010, by the SEC and by the NYSE. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Compensation and Risk
As noted in the section above entitled “Corporate Governance—Board Role in Risk Oversight,” our compensation program includes elements that discourage excessive risk-taking and that align the compensation of our executive managing directors, managing directors and other employees with our long-term performance. For example, all Och-Ziff Operating Group Units held by our executive managing directors at the time of our IPO or issued to our executive managing directors that were admitted after our IPO upon their admission to the Och-Ziff Operating Group entities are, or have been, subject to multi-year service vesting conditions. Och-Ziff Operating Group Units held by our executive managing directors are also subject to transfer restrictions and a minimum retained ownership requirement. In addition, the Class A Restricted Share Units held by our executive managing directors, managing directors and other employees are also generally subject to multi-year service vesting conditions. Because of these significant vesting provisions and because of the transfer restrictions applicable to our executive managing directors that were imposed in 2012, the actual amount of compensation realized by our executive managing directors, managing directors and other employees is tied to our long-term performance.
Shareholder Vote on Named Executive Officer Compensation
At our 2011 annual meeting of Shareholders, our Shareholders voted to hold an advisory vote on executive compensation every three years. Consistent with that vote, the Board resolved to accept the Shareholders’ recommendation. We held an advisory vote on executive compensation at the 2014 annual meeting of Shareholders and the next advisory vote on executive compensation will be held at the 2017 annual meeting of Shareholders.
At our 2014 annual meeting of Shareholders, our Shareholders also expressed their support of the Company’s executive compensation programs. Approximately 90% of the votes cast supported our executive compensation policies and practices. The Compensation Committee viewed the vote as an expression of our Shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result, the Compensation Committee decided that it was not necessary to implement changes to our executive compensation programs as a result of the shareholder advisory vote.
Employment Agreements, Severance Benefits and Change in Control Provisions
Partner Agreements — Mr. Becker
In furtherance of our long-term philosophy of seeking to align the interests of our executive managing directors with those of the investors in our funds, on July 11, 2014 each of the Och-Ziff Operating Group entities entered into an agreement with Mr. Becker in connection with his admission as a limited partner of the Och-Ziff Operating Group (the “Becker Partner Agreements”).
Under the terms of the Becker Partner Agreements, upon admission, Mr. Becker was granted one vested Och-Ziff Operating Group D Unit and became eligible to receive certain bonuses payable in a combination of cash and Och-Ziff Operating Group D Units for fiscal years 2014 to 2016 as described below. Och-Ziff Operating Group D Units are non-equity profits interests in the Och-Ziff Operating Group entities that receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Och-Ziff Operating Group A Units, corresponding to the timing of dividends paid to holders of our Class A Shares. Each Och-Ziff Operating Group D Unit converts into an Och-Ziff Operating Group A Unit if and when the general partners of the Och-Ziff Operating Group entities determine there has been sufficient “Appreciation,” as defined in the Operating Group Limited Partnership Agreements, to result in such Och-Ziff Operating Group D Unit becoming economically equivalent to one Och-Ziff Operating Group A Unit.

The Becker Partner Agreements provide for Mr. Becker to receive a guaranteed annual bonus (a “Guaranteed Bonus”) for each fiscal year from 2014 to 2016 consisting of $2,700,000 in cash and a grant of Och-Ziff Operating Group D Units valued at $1,500,000, which amounts were to be pro-rated for 2014, subject to his continued employment. In 2014, the Partner Management Committee decided to increase the cash portion of Mr. Becker's Guaranteed Bonus from $1,583,013.70 (the pro-rated amount of the cash portion of the Guaranteed Bonus for 2014 that he would have otherwise received) to $1,825,000.  This decision was based on Mr. Becker's exceptional performance that exceeded expectations.
The Becker Partner Agreements also provide for Mr. Becker to be eligible to receive performance-based discretionary awards (a “Performance Bonus”) for each of fiscal years 2015 and 2016 in the form of a grant of a number of Och-Ziff Operating Group D Units up to a maximum Performance Bonus of $1,500,000 for fiscal year 2015 and $2,000,000 for fiscal year 2016.
The Och-Ziff Operating Group D Units granted to Mr. Becker as part of a Guaranteed Bonus or Performance Bonus shall vest in three equal annual installments on each of the first three anniversaries of the applicable grant date, provided that any such Och-Ziff Operating Group D Units that are unvested as of December 31, 2016 shall become conditionally vested as of such date, and provided further than no such units shall be forfeited if Mr. Becker is terminated by the Partner Performance Committee prior to the applicable vesting dates. Upon vesting, all of the Och-Ziff Operating Group D Units granted to Mr. Becker continue to be subject to transfer restrictions, minimum ownership requirements and the conditions to conversion into Och-Ziff Operating Group A Units.
The Becker Partner Agreements provide that Mr. Becker will receive a salary of $300,000 per annum, which amount was pro-rated for 2014. Additionally, the Becker Partner Agreements also provide that the Och-Ziff Operating Group entities will pay for the costs of Mr. Becker’s estate and tax planning to the same extent such costs are paid for our other executive managing directors. In connection with his relocation to New York, Mr. Becker was also provided a relocation allowance up to $50,000 and a reimbursement for the cost of temporary housing up to two months.
In approving the Becker Partner Agreements and the awards described above, the Compensation Committee, with advice from its independent compensation consultant, Semler Brossy, determined that these awards were aligned with the interests of both our Shareholders and fund investors and would reward Mr. Becker for the managerial decisions and continued thought leadership that support both the preservation and growth of our long-term market value.
For additional information relating to the Och-Ziff Operating Group Units granted to Mr. Becker, please refer to the section entitled “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities-Limited Partnership Agreements of the Och-Ziff Operating Group Entities,” in particular the subsections entitled “-Partnership Interests” and “-Vesting; Forfeiture.”
Other than Mr. Levin (as described below) and Mr. Blockinger, no other Named Executive Officer is party to a separate partner agreement, other than the award agreements entered into by the Named Executive Officers who previously received Performance Awards under the PIP, confirming the terms of such awards.
Partner Agreements — Mr. Levin
In connection with Mr. Levin’s admission as a limited partner of the Och-Ziff Operating Group, each of the Och-Ziff Operating Group entities entered into an agreement with Mr. Levin on November 10, 2010 (the “Initial Levin Partner Agreements”). In addition, on January 28, 2013 each of the Och-Ziff Operating Group entities entered into an additional agreement with Mr. Levin reflecting certain additional terms and conditions of his arrangements with the Och-Ziff Operating Group entities (the “Subsequent Levin Partner Agreements”).
Under the Initial Levin Partner Agreements, Mr. Levin was previously eligible to receive an annual discretionary award, payable in a combination of cash and Class A Restricted Share Units, a provision that ceased to apply with respect to 2013 and subsequent years pursuant to the terms of the Subsequent Levin Partner Agreements. Additionally, the Initial Levin Partner Agreements also provide that the Och-Ziff Operating Group entities will pay for the costs of Mr. Levin’s estate and tax planning to the same extent such costs are paid for our other executive managing directors.
The Subsequent Levin Partner Agreements provided for the grant of additional Och-Ziff Operating Group D Units to Mr. Levin (“Retention Units”), which Retention Units vest, subject to Mr. Levin’s continued active involvement with us, in ten equal annual installments commencing on January 1, 2014 and ending on January 1, 2023. In addition, Mr. Levin was granted an additional 7,000,000 Retention Units pursuant to the Subsequent Levin Partner Agreements as of January 1, 2014, which Retention Units will vest in ten equal installments, commencing on the date of grant and then, subject to Mr. Levin’s continued active involvement with us, on the first nine anniversaries of the date of grant, commencing on January 1, 2015 and ending on January 1, 2023. Mr. Levin will forfeit his unvested Retention Units if he departs from the firm prior to January 1, 2023. In addition, in the event that Mr. Levin (i) is terminated with Cause, he will retain only 50% of his vested Retention Units and (ii) resigns or retires, he will retain only 70% of his vested Retention Units, with any forfeited Retention Units in either case being reallocated on a pro rata basis to the remaining active executive managing directors.
Upon vesting, all of the Och-Ziff Operating Group Units granted to Mr. Levin continue to be subject to transfer restrictions, minimum ownership requirements and, with respect to any Och-Ziff Operating Group D Units held by Mr. Levin, the conditions to conversion into Och-Ziff Operating Group A Units. In addition to the minimum ownership requirements applicable to executive managing directors generally under the Operating Group Limited Partnership Agreements, in accordance with the Subsequent Levin Partner Agreements, prior to January 1, 2023, Mr. Levin is generally required to hold (and may not transfer) at least 70% of the vested Retention Units, without reduction for dispositions.
For additional information relating to the Och-Ziff Operating Group Units granted to Mr. Levin, please refer to the section entitled “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities-Limited Partnership Agreements of the Och-Ziff Operating Group Entities,” in particular the subsections entitled “—Partnership Interests” and “—Vesting; Forfeiture.”
Non-Competition, Non-Solicitation and Confidentiality Restrictions
We believe that each of our executive managing directors, including all of the Named Executive Officers, should be subject to certain obligations and restrictions to not compete with us, not solicit our employees or the investors in our funds, not disparage us, and not disclose confidential information about our business and related matters. The following is a description of the material terms of such obligations and restrictions contained in the Operating Group Limited Partnership Agreements applicable to each of our executive managing directors as limited partners of the Och-Ziff Operating Group entities.
Term of Service or Employment; Full-Time Commitment.    Each executive managing director has agreed to devote substantially all of his business time, skill, energy and attention to his responsibilities at Och-Ziff in a diligent manner.
Confidentiality.    Each executive managing director is required, both during and after his service with us, to protect and only use confidential information in accordance with strict restrictions placed by us on its use and disclosure. Every employee of ours is subject to similar strict confidentiality obligations imposed by agreements entered into upon commencement of service with us.
Non-Competition.    During the term of service of each executive managing director and during the Restricted Period (as such term is defined below), no executive managing director may, directly or indirectly:

•	engage or otherwise participate in any manner or fashion in any business that is a competing business, either in the United States or in any other place in the world where we engage in our business;

•	render any services to any competing business; or

•	acquire a financial interest in or become actively involved with any competing business (other than as a passive investor holding minimal percentages of the stock of public companies).
Non-Solicitation and Non-Interference.    Generally, during the term of service of each executive managing director and during the Restricted Period, no executive managing director may, directly or indirectly, in any manner solicit any of our other executive managing directors, directors, officers or employees to terminate their relationship or service with us, or hire any person who was employed by us or was one of our executive managing directors or directors as of the date of such executive managing director’s termination or whose service or relationship with us terminated within two years prior to or after the date of such executive managing director’s termination. Additionally, in general, no executive managing director may solicit, or encourage ceasing to work with us, any consultant, agent or senior adviser who the individual knows or should know is under contract with us.
In addition, generally during the term of service of each executive managing director and during the Restricted Period, such executive managing director may not, directly or indirectly, in any manner solicit or induce any of our current, former or prospective investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any material respect) his or its relationship with us for the purpose of associating with any competing business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any respect) his or its relationship with us for any other reason.
Non-Disparagement.    During the term of service of each executive managing director, and at all times following the termination of the executive managing director’s service, the executive managing director is prohibited from disparaging us in any way or making any defamatory comments regarding us.
Restricted Period.    For purposes of the foregoing covenants, the “Restricted Period” for each of our Named Executive Officers and most of our other executive managing directors, means the two-year period immediately following the date of termination of his association with us for any reason.
Intellectual Property.    Each executive managing director is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by the executive managing director’s service with us.
Other Provisions.    In the case of any breach of the non-competition or non-solicitation provisions described above by an executive managing director, all of such executive managing director’s vested and unvested Och-Ziff Operating Group Units (including those granted under the PIP) and any Class A Shares issued upon exchange of Och-Ziff Operating Group A Units, will be reallocated to the remaining active executive managing directors. In addition, in the case of any breach of the non-competition or non-solicitation provisions described above by an executive managing director, the executive managing director will be required to pay us an amount equal to the total after-tax proceeds received from the sale of any Class A Shares, and any distributions thereon, issued upon exchange of Och-Ziff Operating Group A Units during the two-year period prior to the date of such breach, along with the after-tax portion of any Performance Cash Awards conditionally granted to our executive managing directors under the PIP in respect of the two-year period prior to the date of such breach. In addition, such breaching executive managing director will no longer be entitled to receive payments under the tax receivable agreement we executed with our executive managing directors and the Ziffs in connection with our IPO (the “Tax Receivable Agreement”). We may elect to waive enforcement of any or all of the foregoing consequences in our sole discretion.
Separation and Transition Agreement
Effective July 11, 2014 (the “Effective Date”), Mr. Blockinger resigned as our Chief Legal Officer, Chief Compliance Officer and Secretary. In connection with the orderly and successful transition of his duties and responsibilities as our Chief Legal Officer and Chief Compliance Officer to Mr. Becker, Mr. Blockinger entered into a Separation and Transition Agreement with the general partners of the Och-Ziff Operating Group entities dated July 3, 2014 and effective as of July 11, 2014 (the “Transition Agreement”) pursuant to which he has agreed to serve as our Senior Legal Advisor until June 30, 2015 (the “Separation Date”).
Subject to Mr. Blockinger’s continued provision of services as our Senior Legal Advisor and certain other conditions, including the execution and non-revocation of a release of claims, the Transition Agreement provides for Mr. Blockinger’s unvested Och-Ziff Operating Group Units to continue to vest after the Effective Date until fully vested and for Mr. Blockinger to receive the following payments: (i) his 2014 guaranteed cash payment and grant of Och-Ziff Operating Group D Units in accordance with the Partner Agreements dated as of February 27, 2012 that he entered into with each of the Och-Ziff Operating Group entities, (ii) the portion of his 2014 retention bonus that was unpaid as of the Effective Date, payable in two installments on August 15, 2014 and December 31, 2014, with each such installment consisting of a cash payment of $875,000 and a grant of Och-Ziff Operating Group D Units valued at $375,000, and (iii) a retention bonus for his services in 2015 through the Separation Date, payable in two installments at the end of each of the first two quarters of 2015, with each installment consisting of a cash payment of $350,000 and a grant of Och-Ziff Operating Group D Units valued at $150,000.
In addition, we agreed to reimburse Mr. Blockinger for up to $50,000 in legal fees he incurred relating to the Transition Agreement.
The Transition Agreement includes the continuation of the relevant covenants in the Operating Group Limited Partnership Agreements and other agreements, including covenants relating to confidentiality, intellectual property, non-solicitation, non-disparagement and non-interference. Pursuant to the Transition Agreement, the non-competition covenant described above applies to Mr. Blockinger until the Separation Date.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the members of the Compensation Committee:
J. Barry Griswell, Chair
Allan S. Bufferd
Jerome P. Kenney
Georganne C. Proctor

Summary Compensation Table for 2014
The following table provides summary information concerning the compensation of our Named Executive Officers, who include our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated employees who served as executive officers for the fiscal year ended December 31, 2014 and who were serving as executive officers at the end of such fiscal year. In addition, the following table provides summary information concerning the compensation of an additional executive officer, Jeffrey Blockinger, who would have been one of our three most highly compensated executive officers for the fiscal year ended December 31, 2014 but for the fact that he was not serving as an executive officer at the end of such fiscal year. Mr. Blockinger ceased to be our Chief Legal Officer, Chief Compliance Officer and Secretary on July 11, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Daniel Och(3)	2014	—	—	—	—	1,141,613	1,141,613
Chief Executive Officer, Executive Managing Director	2013	—	—	21,135,145	—	1,203,064	22,338,209
	2012	—	—	—	—	1,285,927	1,285,927

Joel M. Frank(4)	2014	—	—	—	362,600	49,343	411,943
Chief Financial Officer, Senior Chief Operating Officer, Executive Managing Director	2013	—	4,120,459	936,482	368,094	63,357	5,488,392
	2012	—	—	—	—	66,693	66,693

James Levin(5)	2014	—	—	—	9,240,000	71,267	9,311,267
Head of Global Credit, Executive Managing Director	2013	—	—	118,854,312	—	64,617	118,918,929

Zoltan Varga(6)	2014	200,000	—	—	683,101	46,604	929,705
Head of Asian Investing, Executive Managing Director	2013	200,000	7,762,517	1,764,233	693,451	88,151	10,508,352
	2012	200,000	—	—	—	55,943	255,943

David Becker(7)(8)	2014	175,000	1,825,000	—	48,385	157,111	2,205,496
Chief Legal Officer, Chief Compliance Officer, Executive Managing Director

Jeffrey C. Blockinger (9)(10)	2014	—	4,900,000	—	212,579	36,170	5,148,749
Former Chief Legal Officer, Former Chief Compliance Officer	2013	—	1,400,000	824,523	94,491	27,717	2,346,731
	2012	—	1,400,000	139,989	74,459	19,892	1,634,340

(1)
The “Bonus” column reflects a Guaranteed Bonus payment made to Mr. Becker pursuant to the Becker Partner Agreements and payments to Mr. Blockinger pursuant to his Transition Agreement, as such agreements are described above under “Employment Agreements, Severance Benefits and Change in Control Provisions.”

(2)
The “Non-Equity Incentive Plan Compensation” column for 2014 represents compensation expense recognized with respect to Och-Ziff Operating Group D Units, which are non-equity profit interests in the Och-Ziff Operating Group entities. These Units receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Och-Ziff Operating Group A Units, corresponding to the timing of the dividends paid to holders of our Class A Shares. Thus, the distribution occurs in the following quarter from when the compensation expense is recognized.

(3)
The “All Other Compensation” column reflects for 2014: (i) payments of $51,973 made on behalf of Mr. Och with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $44,537 for medical insurance; (iii) $1,044,019 for security; and (iv) $1,085 for supplemental liability insurance coverage. We consider the expenses for certain of Mr. Och’s security in 2014 to be for our benefit, and the Board of Directors considers the related expenses to be appropriate business expenses rather than personal benefits for Mr. Och; however, 100% of Mr. Och’s security has been reported for Mr. Och as “All Other Compensation” whether they were incurred for personal or business reasons.

(4)
The “All Other Compensation” column reflects for 2014: (i) payments of $10,185 made on behalf of Mr. Frank with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $38,073 for medical insurance; and (iii) $1,085 for supplemental liability insurance coverage.

(5)
Mr. Levin was not a Named Executive Officer with respect to 2012. The “All Other Compensation” column reflects for 2014: (i) payments of $41,645 made on behalf of Mr. Levin with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $28,537 for medical insurance; and (iii) $1,085 for supplemental liability insurance coverage.

(6)
The “All Other Compensation” column reflects for 2014: (i) payments of $27,682 made on behalf of Mr. Varga with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $17,837 for medical insurance; and (iii) $1,085 for supplemental liability insurance coverage.

(7)
Mr. Becker was not a Named Executive Officer with respect to 2012 and 2013. The “Bonus” column reflects the cash portion of the Guaranteed Bonus payment granted to Mr. Becker pursuant to the Becker Partner Agreements, which are described above under “Employment Agreements, Severance Benefits and Change in Control Provisions—Partner Agreements—Mr. Becker.”  Under the Becker Partnership Agreements, Mr. Becker is entitled to a Guaranteed Bonus of $2,700,000 in cash for 2014 and 2015, subject to pro ration in 2014, which entitled Mr. Becker to a Guaranteed Bonus cash payment of $1,583,013.70 for 2014. Based on Mr. Becker's exceptional performance that exceeded expectations, the Partner Management Committee decided to increase the cash amount of Mr. Becker's Guaranteed Bonus for 2014 by $241,986.30 to $1,825,000.

(8)
The “All Other Compensation” column reflects for 2014: (i) payments of $1,869 made on behalf of Mr. Becker with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $14,269 for medical insurance; (iii) $1,085 for supplemental liability insurance coverage; and (iv) $139,889 of expenses related to his relocation (including expenses related to temporary housing, a real estate broker commission, transportation and a tax gross up of $70,733 in accordance with company policy).

(9)
The “Bonus” column reflects the aggregate of award granted as a retention bonus and pursuant to Mr. Blockinger’s Transition Agreement, which is described above under “Employment Agreements, Severance Benefits and Change in Control Provisions—Separation and Transition Agreement.”

(10)
The “All Other Compensation” column reflects for 2014: (i) payments of $6,547 made on behalf of Mr. Blockinger with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $28,537 for medical insurance; and (iii) $1,085 for supplemental liability insurance coverage.

Outstanding Equity Awards at Fiscal Year End 2014
The following table summarizes the equity awards made to our Named Executive Officers that were outstanding and had not vested as of December 31, 2014. The dollar amounts shown in the table below do not reflect compensation actually received by the Named Executive Officers, but instead are calculated by multiplying the number of unvested equity units held by the Named Executive Officers by the closing price of $11.68 per Class A Share on December 31, 2014.

	Stock Awards
Name	Number of Shares, Units or Other Rights That Have Not Vested(#)		Market Value of Shares, Units or Other Rights That Have Not Vested($)
Daniel S. Och	1,362,528	(1)	15,914,327
Joel M. Frank	60,372	(1)	705,145
James Levin	12,759,182	(2)	149,027,246
Zoltan Varga	113,736	(1)	1,328,436
David Becker	—		—
Jeffrey Blockinger	34,492	(1)	402,867

(1)
Represents Och-Ziff Operating Group A Units received by the applicable Named Executive Officers as part of a reallocation of Och-Ziff Operating Group A Units which vest in accordance with the vesting schedule that applied to such Units prior to the reallocation and are subject to minimum retained ownership requirements and transfer restrictions.

(2)	Represents:

(i)
10,800,000 unvested Och-Ziff Operating Group A Units; a total of 12,000,000 Och-Ziff Operating Group A Units were issued to Mr. Levin upon the conversion of an equal number of non-equity Och-Ziff Operating Group D Units pursuant to the terms of such Units and are subject to minimum retained ownership requirements and transfer restrictions; such Units vest in ten equal annual installments that commenced on January 1, 2014 and will end on January 1, 2023;

(ii)
121,863 unvested Och-Ziff Operating Group A Units received by Mr. Levin as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors that vest in accordance with the vesting schedule that applied to such Units prior to the reallocation and are subject to minimum retained ownership requirements and transfer restrictions;

(iii)
302,595 unvested Och-Ziff Operating Group A Units that will vest on November 10, 2015; a total of 1,511,069 Och-Ziff Operating Group A Units were issued to Mr. Levin upon the conversion of an equal number of non-equity Och-Ziff Operating Group D Units pursuant to the terms of such Units and are subject to minimum retained ownership requirements and transfer restrictions; 302,595 of such Och-Ziff Operating Group A Units previously vested on November 10, 2014;

(iv)
1,534,724 Class A Restricted Share Units granted to Mr. Levin on January 31, 2013, including any dividend equivalents accrued on such units, that vest, subject to certain limited exceptions, on December 26, 2015.

Stock Vested in 2014
The following table shows the number of Class A Shares and Och-Ziff Operating Group A Units that vested in 2014, and the fair value of such Shares and Units, by the Named Executive Officers. The amounts shown in the second column below do not reflect compensation actually received by the Named Executive Officers, but instead are calculations of the number of equity units that vested during 2014 based on the closing price of our Class A Shares on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)
Daniel S. Och	298,803	(1)	3,422,849
Joel M. Frank	13,240	(1)	151,667
James Levin	3,314,999	(2)	41,711,155
Zoltan Varga	24,942	(1)	285,715
David Becker	—		—
Jeffrey Blockinger	261,370	(3)	2,893,570

(1)
On November 19, 2014 and December 31, 2014, portions of the Och-Ziff Operating Group A Units forfeited by former executive managing directors and reallocated to the Named Executive Officers (which Units continued to vest according to the original vesting schedule) became vested. Vested Och-Ziff Operating Group A Units remain subject to minimum retained ownership requirements and transfer restrictions.

(2)	Represents:

(i)
Class A Restricted Share Units (including dividend equivalent units accrued as of the date of vesting) in the amounts of 250,950 and 1,534,729 granted to Mr. Levin on January 31, 2012 and 2013, respectively, that vested on December 26, 2014;

(ii)
300,000 Och-Ziff Operating Group A Units granted to Mr. Levin in connection with his admission as a limited partner to the Och-Ziff Operating Group entities that vested on November 10, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions;

(iii)
1,200,000 of the Och-Ziff Operating Group A Units granted to Mr. Levin pursuant to the Subsequent Levin Partner Agreements that vested on January 1, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions;

(iv)
2,595 Och-Ziff Operating Group A Units received by Mr. Levin as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on November 10, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions;

(v)
8,552 Och-Ziff Operating Group A Units received by Mr. Levin as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on November 19, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions; and

(vi)
18,173 Och-Ziff Operating Group A Units received by Mr. Levin as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on December 31, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions.

(3)	Represents:

(i)
230,000 Och-Ziff Operating Group A Units granted to Mr. Blockinger in connection with his admission as a limited partner to the Och-Ziff Operating Group entities that vested on September 30, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions;

(ii)
5,480 Och-Ziff Operating Group A Units received by Mr. Blockinger as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on September 30, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions;

(iii)
23,474 Och-Ziff Operating Group A Units granted to Mr. Blockinger in connection with his annual grant for the fiscal year ended December 31, 2012, but remain subject to minimum retained ownership requirements and transfer restrictions;

(iv)
773 Och-Ziff Operating Group A Units received by Mr. Blockinger as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on November 19, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions; and

(v)
1,643 Och-Ziff Operating Group A Units received by Mr. Blockinger as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on December 31, 2014, but remain subject to minimum retained ownership requirements and transfer restrictions.

Potential Payments Upon Termination or Change in Control
None of our Named Executive Officers is eligible to receive any cash payments upon his termination or a change of control of the Company. For a description of the vesting and forfeiture conditions applicable to the Och-Ziff Operating Group Units held by the Named Executive Officers, please refer to “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities-Partnership Interests and—Vesting; Forfeiture.”
On July 3, 2014, Mr. Blockinger entered into the Transition Agreement that details the arrangement related to his provision of transitional services to, and his withdraw from, the Och-Ziff Operating Group entities, resulting from his resignation, as described above in “Employment Agreements, Severance Benefits and Change in Control Provisions—Separation and Transition Agreement.”
If, on December 31, 2014, the Company had terminated Mr. Levin’s service without “cause” (as defined in the applicable Class A Restricted Share Unit award agreements) or if he died or became “disabled” (as defined in the applicable Class A Restricted Share Unit award agreements), any unvested Class A Restricted Share Units held by Mr. Levin would continue to vest and would become nonforfeitable on the date they would otherwise have vested, provided that Mr. Levin (other than in the case of his death) continued to comply with all post-separation obligations to which he is subject. If Mr. Levin ceases to comply with any post-separation obligations, he would immediately forfeit these Class A Restricted Share Units. On December 31, 2014, these Class A Restricted Share Units had a market value of $17,925,576.

If a “change in control” (as defined below) had occurred on December 31, 2014 and Mr. Levin’s service had been terminated by the Company without cause on the same date, all of Mr. Levin’s outstanding Class A Restricted Share Units, which units had an aggregate market value of $17,925,576 on December 31, 2014, would have become fully vested.
Generally, pursuant to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan, a “change in control” would include any of the following events:

•
Any person or group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, excluding any permitted transferee or group of permitted transferees, becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding securities;

•	The replacement of a majority of the individuals serving as the Company’s directors as described in such Plan;

•
A merger or consolidation of the Company or any subsidiary of the Company with any other corporation or entity that results in (i) the Company’s directors immediately before the merger or consolidation comprising less than a majority of the board of directors of the surviving entity or, if the surviving entity is a subsidiary, the ultimate parent thereof, or (ii) the beneficial owners of the voting securities of the Company immediately prior to such merger or consolidation ceasing to own more than 50% of the combined voting power of the outstanding voting securities of the surviving entity; or

•
The Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets is consummated (other than a sale or other disposition to an entity, at least 50% of the combined voting power of which is beneficially owned by the shareholders of the Company in substantially the same proportions as their beneficial ownership of such securities of the Company immediately prior to such sale).

Director Compensation
The Compensation Committee periodically reviews the compensation of the independent directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Currently, upon initial election to the Board, an independent director receives a grant of Class A Restricted Share Units with a value of $300,000, which grant vests in equal annual installments on each of the first, second and third anniversaries of the director’s date of election to the Board, subject to the director’s continued service on our Board. Incumbent independent directors receive annual equity-based and cash compensation. At the beginning of each year, each incumbent independent director receives a grant of Class A Restricted Share Units with a value of $100,000, which grant vests in equal annual installments on each of the first, second and third anniversaries of the date of grant. With respect to each vested Class A Restricted Share Unit, the independent director receives one Class A Share on or before the third business day following the independent director’s departure from our Board of Directors. As of 2014, an annual cash retainer is paid to each incumbent independent director in the amount of $65,000, and the chairs of the committees of our Board receive additional annual cash retainers as follows: the Audit Committee chair receives $20,000 and the chairs of the Nominating, Corporate Governance and Conflicts Committee and the Compensation Committee each receive $10,000. Our Lead Independent Director also receives an additional annual cash retainer of $20,000.
Directors who are members of management do not receive any compensation with respect to their services as a director. All directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.
The following table sets forth the total cash and equity-based compensation paid to our independent directors for their service on the Board and its committees during 2014:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
Allan S. Bufferd	85,000	163,090	248,090
J. Barry Griswell	75,000	174,395	249,395
Jerome P. Kenney	75,000	163,090	238,090
Georganne C. Proctor	85,000	174,395	259,395

(1)
The dollar amounts in this table do not reflect cash or other compensation actually received by the independent directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with ASC Topic 718. See Note 10 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for further information concerning the assumptions underlying our ASC Topic 718 calculations for Class A Restricted Share Units. Each director who was a director as of January 3, 2014 received a grant of 6,969 Class A Restricted Share Units on January 3, 2014 and, during the year, dividend equivalent units on outstanding, unvested Class A Restricted Share Units, which dividend equivalent units are included in the amounts shown in the table and will vest as the underlying Class A Restricted Share Units vest if such Class A Restricted Share Units were granted prior to December 31, 2012. To the extent that an independent director on our Board has received Class A Shares, we have established minimum Class A Share ownership requirements such that each independent director must hold 50% of the Class A Shares received after vesting of any grant of Class A Restricted Share Units (or other equity awards) at all times, without regard to any dispositions. With respect to each vested Class A Restricted Share Unit which was granted after December 31, 2012, the director shall receive one Class A Share on or before the third business day following the director’s departure from the Board of Directors. As of December 31, 2014, the aggregate number of Class A Restricted Share Units, including dividend equivalent units granted thereon, held by each continuing independent director was as follows: 38,320 for Mr. Bufferd, 38,320 for Mr. Griswell, 38,320 for Mr. Kenney and 38,320 for Ms. Proctor.
Equity Compensation Plans
The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column(a)) (c)
Equity Compensation Plans Approved by Shareholders (3)	64,288,593		51,510,473
Equity Compensation Plans Not Approved by Shareholders	—		—
Total	64,288,593		51,510,473

(1)
Represents Class A Restricted Share Units and Och-Ziff Operating Group D Units. Because the Class A Restricted Share Units and Och-Ziff Operating Group D Units each have no exercise price, the weighted-average exercise price calculation is zero.

(2)
On January 1, 2015, in accordance with the terms of the plans referenced in footnote 3 below, the number of Class A Shares that may be issued pursuant to awards under the applicable plan was increased by a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2014 (calculated assuming the exchange of all Och-Ziff Operating Group Units other than those comprised of Class B Units for Class A Shares). The number of Class A Shares reserved under the plans referenced in footnote 3 below is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, awards that are forfeited or canceled under the applicable plan referenced in footnote 3 below will be available for future grants under the applicable plan.

(3)	Consists of (i) the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan and (ii) the Och-Ziff Capital Management Group LLC 2013 Incentive Plan.

CERTAIN MATTERS AND RELATED PERSON TRANSACTIONS
A number of organizational documents and agreements set forth our internal capital, organizational and governance structures, including the terms of interests in the Och-Ziff Operating Group owned by our executive managing directors, payments due to our executive managing directors pursuant to those interests and other contractual rights. These documents and agreements include the Operating Agreement, the Operating Group Limited Partnership Agreements, the Class B Shareholders Agreement, the Exchange Agreement, the Tax Receivable Agreement, and registration rights agreements with our executive managing directors, the Ziffs and DIC (the “Registration Rights Agreements”). Summaries of these agreements are provided below. Pursuant to these agreements, we may make payments to related persons or engage in transactions that are deemed “Interested Transactions” under our Related Person Transaction Policy (the “Policy”). During 2014, there were no Interested Transactions under the Policy except for those described below under “Related Person Transactions.”
Policy on Transactions and Arrangements with Related Persons
The Board has adopted a written Related Person Transaction Policy that is administered by our Nominating, Corporate Governance and Conflicts Committee and applies to any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has or will have a direct or indirect material interest (any such transaction or series of transactions an “Interested Transaction”).
Under the Policy, all Interested Transactions with a related person are subject to pre-approval or ratification by the Nominating, Corporate Governance and Conflicts Committee. The Policy requires a related person to promptly disclose to the Chief Legal Officer any Interested Transaction as well as all material facts about the transaction. The Chief Legal Officer will then assess and notify the Nominating, Corporate Governance and Conflicts Committee of the material facts of any Interested Transaction that requires the Committee’s pre-approval. In addition, the Board has delegated authority to the Chair of the Nominating, Corporate Governance and Conflicts Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. Moreover, the Nominating, Corporate Governance and Conflicts Committee has considered and adopted standing pre-approvals under the Policy for limited transactions with related persons that are or may be considered to be “Interested Transactions.” Such pre-approved transactions include: (i) business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and our Director Independence Standards; (ii) charitable contributions to organizations where a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual revenues; (iii) transactions required or permitted under our organizational documents and agreements entered into in connection with our IPO in November 2007; and (iv) investments by one of our executive managing directors or any immediate family member in any of our funds.
A summary of any new transactions pre-approved by the Chair or pursuant to the Policy is provided to the full Nominating, Corporate Governance and Conflicts Committee for its review in connection with each regularly scheduled Committee meeting. If we become aware of an existing Interested Transaction that has not been pre-approved under this policy, we will provide relevant information to the Nominating, Corporate Governance and Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Related Person Transactions
In 2014, the Board pre-approved or considered and approved or ratified all of the following related person transactions:
Payments Under the Tax Receivable Agreement.    During 2014, we made payments under the Tax Receivable Agreement to our executive managing directors, including our executive officers, and the Ziffs. The total amounts of these payments received by our executive officers were as follows: $21,743,852 to Mr. Och and certain of his related trusts, $963,450 to Mr. Frank and one of his related trusts, $5,030,705 to Mr. David Windreich, $1,815,039 to Mr. Varga, and $1,384,493 to Mr. Harold Kelly and one of his related trusts. For additional information about our Tax Receivable Agreement, see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Tax Receivable Agreement.”

Payments for Non-Business use of Aircraft.    The Company’s corporate aircraft is used primarily for business purposes. From time to time, Mr. Och uses the aircraft for personal use. For the year ended December 31, 2014, the Company charged Mr. Och $672,651 for his personal use of the aircraft.
CERTAIN AGREEMENTS OF OCH-ZIFF AND THE OCH-ZIFF OPERATING GROUP ENTITIES
Class B Shareholders Agreement
We have entered into an agreement (the “Class B Shareholders Agreement”) with our executive managing directors, in their capacity as the holders of our Class B Shares, which provided for the establishment of a Class B Shareholder Committee. So long as our executive managing directors continue to own more than 40% of the total combined voting power of the Company, whether through ownership of our Class A Shares, Class B Shares or any other voting securities that we may issue in the future, the Class B Shareholder Committee has approval rights with respect to certain actions of the Board. Furthermore, so long as any Class B Shares remain outstanding, the Class B Shareholder Committee has the power and authority to exercise the rights granted to them under our Operating Agreement. The Class B Shareholder Committee currently has the right to designate five of the seven nominees for election to the Board, with such number of nominees decreasing as our executive managing directors’ ownership interest in our business decreases, as discussed below. In addition, under the Class B Shareholders Agreement, each executive managing director holding Class B Shares has granted to the Class B Shareholder Committee an irrevocable proxy to vote all of such executive managing director’s Class B Shares as determined by such Committee in its sole discretion.
Class B Shareholder Committee; Proxy and Approval Rights
Class B Shareholder Committee.    The Class B Shareholder Committee currently consists solely of Daniel S. Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by: (i) appointing another executive managing director to serve as the sole member of the Committee; or (ii) appointing all of the members of the Partner Management Committee as the members of the Class B Shareholder Committee, in which event, the members will act by majority vote. Upon a reconstitution as provided by clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the sole member’s withdrawal, death, disability or removal by a majority vote of the Partner Management Committee. Upon a reconstitution as provided by clause (ii) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee.
Proxy.    Pursuant to the Class B Shareholders Agreement, each of our executive managing directors holding Class B Shares has granted to Mr. Och, as the current sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of the Class B Shares held by such executive managing director in such manner as Mr. Och shall determine, in his sole and absolute discretion, on any matter submitted to a vote of the holders of the Class B Shares. This proxy will survive until the later of: (i) Mr. Och’s withdrawal, death or disability; or (ii) such time as our executive managing directors no longer hold at least 40% of the total combined voting power of the Company. Accordingly, while Mr. Och remains the sole member of the Class B Shareholder Committee, he will have control over significant matters submitted to a vote of our Shareholders so long as the Class B Shares continue to represent 40% of the total combined voting power of the Company due to the approval rights discussed below.
Approval Rights.    The Class B Shareholders Agreement provides that, so long as our executive managing directors and their permitted transferees collectively own securities representing more than 40% of the total combined voting power of all of our outstanding Shares, the Board shall not authorize, approve or ratify any action described below without the prior written approval of the Class B Shareholder Committee:

•
any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

•
any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of all our outstanding Shares other than: (i) pursuant to transactions solely among us and our wholly-owned subsidiaries; (ii) upon issuances of securities pursuant to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan; (iii) upon the exchange of Och-Ziff Operating Group A Units for Class A Shares pursuant to the Exchange Agreement; or (iv) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the Class B Shareholders Agreement;

•
any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer of the Company; or

•
the termination without cause of the employment of an executive officer of the Company or the active involvement of an executive managing director with us or any of our subsidiaries or controlled affiliates.

In addition, our Operating Agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions relating to our legal structure so long as any Class B Shares remain outstanding. Generally, our structure is intended to ensure that we maintain exchangeability of Class A Shares and Och-Ziff Operating Group A Units on a one-for-one basis.
Board Representation
The Class B Shareholders Agreement requires that we take all reasonably necessary action to effect the following, so long as our executive managing directors and their permitted transferees beneficially own:

•	Shares representing more than 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate five individuals designated by the Class B Shareholder Committee;

•
Shares representing 40% or more and less than or equal to 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate three individuals designated by the Class B Shareholder Committee;

•
Shares representing 25% or more and less than 40% of the total combined voting power of our outstanding Shares, then the Board shall nominate two individuals designated by the Class B Shareholder Committee;

•
Shares representing 10% or more and less than 25% of the total combined voting power of our outstanding Shares, then the Board shall nominate one individual designated by the Class B Shareholder Committee; and

•
when our executive managing directors beneficially own less than 10% of the total combined voting power of our outstanding Shares, then the Board has no obligation to nominate any individual designated by the Class B Shareholder Committee.

In the event that any designee of the Class B Shareholder Committee shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Class B Shareholder Committee. The Operating Agreement provides that the size of the Board may not be expanded beyond seven members without the approval of the Class B Shareholder Committee.
Exchange Agreement
The Exchange Agreement provides that our executive managing directors are entitled to exchange any Och-Ziff Operating Group A Units they hold for our Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. The Exchange Committee consists of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.
Under the Exchange Agreement, each Och-Ziff Operating Group A Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or a cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Och-Ziff Operating Group A Units, the exchanging person’s corresponding Class B Shares will be automatically canceled and our interest in the Och-Ziff Operating Group, through our ownership of Och-Ziff Operating Group B Units (which are not exchangeable for any securities), will correspondingly increase. See “—Limited

Partnership Agreements of the Och-Ziff Operating Group Entities—Issuance of Equity Securities by Och-Ziff” below. If and when an Och-Ziff Operating Group A Unit is exchanged for a Class A Share and any corresponding Class B Share is canceled, then-existing Class A Shareholders will be diluted with respect to their ownership of the Class A Shares; however, the relative equity ownership positions of the exchanging person and the existing holders of Class A Shares will not be altered. In addition, in any exchange of Och-Ziff Operating Group A Units for Class A Shares, there will be no effect on the number of voting Shares outstanding because, as noted above, a Class B Share is canceled for each Class A Share issued upon an exchange of an Och-Ziff Operating Group A Unit.
Upon the exchange of an Och-Ziff Operating Group A Unit for a Class A Share, the exchanging executive managing director will receive a right to any payments owed to it under the Tax Receivable Agreement as a result of such exchange. See “Tax Receivable Agreement” below.
Registration Rights Agreements
We are party to a registration rights agreement, as amended, with our executive managing directors, pursuant to which we granted them certain demand and “piggyback” registration rights with respect to the resale of all Class A Shares held by them that are issuable or were issued upon exchange of their Och-Ziff Operating Group A Units (the “Registration Rights Agreement”). In addition to certain demand rights and piggyback registration rights, the Registration Rights Agreement contains a requirement that we file a shelf registration statement (or, if permitted, a prospectus supplement to an existing shelf registration statement) covering the resale of all Class A Shares held by our executive managing directors that are issuable or were issued upon exchange of their Och-Ziff Operating Group A Units not later than the first quarterly exchange date on which our executive managing directors are permitted to exchange Och-Ziff Operating Group A Units under the terms of the revised Exchange Agreement (See “Executive and Director Compensation—Partner Incentive Plan—Transfer Restrictions”).
We agreed to indemnify each executive managing director against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from such executive managing director’s misstatement or omission, and each executive managing director, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the Registration Rights Agreement, and our executive managing directors will pay their respective portions of all underwriting discounts and commissions relating to the sale of their Shares under the Registration Rights Agreement.
We also entered into a registration rights agreement with DIC pursuant to which DIC has certain “piggyback” registration rights (“DIC Registration Rights Agreement”). The DIC’s registration rights generally are triggered at any time we file a registration statement pursuant to the Registration Rights Agreement. We agreed to indemnify DIC and certain of its affiliates against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from their own misstatement or omission, and DIC, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the DIC Registration Rights Agreement.
Tax Receivable Agreement
We have made, and may in the future be required to make, payments under the Tax Receivable Agreement that we entered into with our executive managing directors and the Ziffs. The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our executive managing directors and the Ziffs with proceeds from the 2007 Offerings, and subsequent taxable exchanges by them of Och-Ziff Operating Group A Units for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), resulted, and, in the case of future exchanges, are anticipated to result, in an increase in the tax basis of the assets of the Och-Ziff Operating Group that would not otherwise have been available. We anticipate that any such tax basis adjustment resulting from an exchange will be allocated principally to certain intangible assets of the Och-Ziff Operating Group, and we will derive our tax benefits principally through amortization of these intangibles over a 15-year period. Consequently, these tax basis adjustments will increase, for tax purposes, our depreciation and amortization expenses and will therefore reduce the amount of tax that Och-Ziff Corp and any other future intermediate corporate taxpaying entities that acquire Och-Ziff Operating Group B Units in connection with an exchange, if any, would otherwise be required to pay in the future. Accordingly, pursuant to the Tax Receivable Agreement, such corporate taxpaying entities (including Och-Ziff Capital Management Group LLC if it is treated as a corporate taxpayer) have agreed to pay our executive managing directors and the Ziffs 85% of the amount of cash savings, if any, in federal, state and local income taxes in the United States that these entities actually realize related to their units as a result of such increases in tax basis.

In connection with the departure of certain former executive managing directors since the 2007 Offerings, the right to receive payments under the Tax Receivable Agreement by those former executive managing directors was contributed to the Och-Ziff Operating Group. As a result, we expect to pay to the other executive managing directors and the Ziffs approximately 78% (from 85% at the time of the 2007 Offerings) of the amount of cash savings, if any, in federal, state and local income taxes in the United States that we actually realize as a result of such increases in tax basis. To the extent that we do not realize any cash savings, we would not be required to make corresponding payments under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement are anticipated to increase the tax basis adjustment of intangible assets resulting from a prior exchange, with such increase being amortized over the remainder of the amortization period applicable to the original basis adjustment of such intangible assets resulting from such prior exchange. It is anticipated that this will result in increasing annual amortization deductions in the taxable years of and after such increases to the original basis adjustments, and potentially will give rise to increasing tax savings with respect to such years and correspondingly increasing payments under the Tax Receivable Agreement.
As of December 31, 2014, assuming no material changes in the relevant tax law and that we generate sufficient taxable income to realize the full tax benefit of the increased amortization resulting from the increase in tax basis of our assets, we expected to pay our executive managing directors and the Ziffs approximately $701.1 million over the next 15 years as a result of the cash savings to our intermediate holding companies from the purchase of Och-Ziff Operating Group A Units from our executive managing directors and the Ziffs with proceeds from the 2007 Offerings and the exchange of Och-Ziff Operating Group A Units for Class A Shares. Future cash savings and related payments to our executive managing directors under the Tax Receivable Agreement in respect of subsequent exchanges would be in addition to these amounts. The obligation to make payments under the Tax Receivable Agreement is an obligation of Och-Ziff Corp and any other intermediate corporate taxpaying entities that hold Och-Ziff Operating Group B Units and not of the Och-Ziff Operating Group entities. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent the entities within the Och-Ziff Operating Group do not distribute cash to our intermediate corporate tax paying entities in an amount sufficient to meet our obligations under the Tax Receivable Agreement. The actual increase in tax basis of the Och-Ziff Operating Group assets resulting from an exchange or from payments under the Tax Receivable Agreement, as well as the amortization thereof and the timing and amount of payments under the Tax Receivable Agreement, will vary based upon a number of factors, including the following:

•
The amount and timing of the income of Och-Ziff Corp will impact the payments to be made under the Tax Receivable Agreement. To the extent that Och-Ziff Corp does not have sufficient taxable income to utilize the amortization deductions available as a result of the increased tax basis in the Och-Ziff Operating Group assets, payments required under the Tax Receivable Agreement would be reduced.

•
The price of our Class A Shares at the time of any exchange will determine the actual increase in tax basis of the Och-Ziff Operating Group assets resulting from such exchange; payments under the Tax Receivable Agreement resulting from future exchanges, if any, will be dependent in part upon such actual increase in tax basis.

•
The composition of the Och-Ziff Operating Group’s assets at the time of any exchange will determine the extent to which Och-Ziff Corp may benefit from amortizing its increased tax basis in such assets and thus will impact the amount of future payments under the Tax Receivable Agreement resulting from any future exchanges.

•
The extent to which future exchanges are taxable will impact the extent to which Och-Ziff Corp will receive an increase in tax basis of the Och-Ziff Operating Group assets as a result of such exchanges, and thus will impact the benefit derived by Och-Ziff Corp and the resulting payments, if any, to be made under the Tax Receivable Agreement.

•	The tax rates in effect at the time any potential tax savings are realized, which would affect the amount of any future payments under the Tax Receivable Agreement.
Depending upon the outcome of these factors, payments that we may be obligated to make to our executive managing directors and the Ziffs under the Tax Receivable Agreement in respect of exchanges could be substantial. In light of the numerous factors affecting our obligation to make payments under the Tax Receivable Agreement, the timing and amounts of any such actual payments are not reasonably ascertainable.

Limited Partnership Agreements of the Och-Ziff Operating Group Entities
Each of the intermediate holding companies is a party to limited partnership agreements with our executive managing directors (as defined below), which set forth significant provisions relating to our executive managing directors and our business. Limited partnership agreements for each of OZ Management and OZ Advisors I were entered into by Och-Ziff Corp as the general partner, with Och-Ziff Corp and our executive managing directors and the Ziffs as limited partners, and a limited partnership agreement for OZ Advisors II was entered into by Och-Ziff Holding as the general partner, with Och-Ziff Holding and our executive managing directors and the Ziffs as limited partners. We refer to such agreements, as amended and restated from time to time, collectively as the “Operating Group Limited Partnership Agreements.” Each of the Operating Group Limited Partnership Agreements is substantially similar in form, and we have described below the material provisions of one such agreement, which are generally applicable to all such agreements. From time to time, the Operating Group Limited Partnership Agreements may be amended for various reasons, including but not limited to the admission of new executive managing directors. In the second quarter of 2015, the Ziffs exchanged their remaining interests in OZ Management, OZ Advisors I and OZ Advisors II, and are therefore no longer limited partners of these entities.
Management
The business and affairs of each Och-Ziff Operating Group entity is managed exclusively by its general partner, except with respect to delegation of certain powers by the general partner to the Partner Management Committee and Partner Performance Committee as described below. Except as expressly provided in the Operating Group Limited Partnership Agreements, the limited partners, in their capacity as limited partners, have no part in the management of the entity and have no authority or right to act on behalf of or bind the entity in connection with any matter. All determinations, decisions and actions made or taken by the general partner, or any committee designated by the general partner, in accordance with the Operating Group Limited Partnership Agreements are conclusive and absolutely binding upon the Och-Ziff Operating Group entity and its limited partners.
Partner Management Committee
The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Management Committee (the “Partner Management Committee”). The current members of the Partner Management Committee are Daniel S. Och, Joel M. Frank, David Windreich, Harold A. Kelly, Zoltan Varga, James S. Levin, James Keith Brown and Wayne Cohen, with Mr. Och serving as Chairman. The Partner Management Committee acts by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of Partner Management Committee. “Withdrawal” means an executive managing director’s required withdrawal from the Och-Ziff Operating Group entities, other than with respect to Mr. Och, whether for “Cause” or upon a determination by majority vote of the Partner Management Committee or otherwise, or, in the case of each of our executive managing directors, such executive managing director’s voluntary termination of active involvement with us for any reason. The Chairman or, if there is no Chairman, a majority of the Partner Management Committee may appoint a new member of the Partner Management Committee at any time. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either: (i) replace Mr. Och with an executive managing director to serve as Chairman; or (ii) reduce the size of the Committee to the remaining members, in which event, there shall be no Chairman, and the remaining members will act by majority vote. Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal.
Under the Operating Group Limited Partnership Agreements, the general partner of each Och-Ziff Operating Group entity will delegate to the Chairman of the Partner Management Committee (or, with respect to distributions to such Chairman or in the event there is no Chairman, the full Partner Management Committee acting by majority vote) the sole authority to make determinations with respect to distributions on the Class C Non-Equity Interests so long as our executive managing directors continue to hold at least 40% of the total combined voting power of our outstanding Shares, but subject to the authority of our Compensation Committee. We intend to make such distributions in respect of cash awards granted to our executive managing directors under the Partner Incentive Plan or otherwise. The amount, allocation and timing of such distributions, if any, shall be at the sole and absolute discretion of the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority consent); provided that any such distributions to any executive managing director who is also our Chief Executive Officer or any of our other executive officers must be determined by our Compensation Committee after consultation with our Partner Management Committee.

Any such distributions need not be made to all holders of Class C Non-Equity Interests and even if made to all such holders, need not be made on a pro rata basis to such holders. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. In addition, the Partner Management Committee shall have the authority to reconstitute the Class B Shareholder Committee and will delegate to the Chairman of the Partner Management Committee or, with respect to the Chairman (or if there is no Chairman, the full Committee acting by majority consent), authority to approve transfers of Och-Ziff Operating Group Units in accordance with the Operating Group Limited Partnership Agreements.
Partner Performance Committee
The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Performance Committee. The Partner Performance Committee currently consists of Daniel S. Och, Joel M. Frank, David Windreich, Zoltan Varga and Harold A. Kelly, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such executive managing director’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with an executive managing director (who may or may not also serve as Chairman), until such executive managing director’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the Operating Group Limited Partnership Agreements, the general partner shall delegate to the Partner Performance Committee the authority to terminate any executive managing director, other than Mr. Och, with or without cause, as provided under “—Vesting; Forfeiture” below. At all times if there is a Chairman, any such termination shall be made only upon the recommendation of the Chairman.
Partnership Interests
Class A common units, Class B common units and Class D common units, together with the Class C Non-Equity Interests, currently constitute all limited partner interests in each of the Och-Ziff Operating Group entities. Class A common units and Class B common units constitute common equity interests in each of the Och-Ziff Operating Group entities and, except as expressly provided in the Operating Group Limited Partnership Agreements, entitle the holders thereof to equal rights, other than voting rights, under our Operating Group Limited Partnership Agreements, including with respect to distributions. The Class A common units and Class B common units have no preference or priority over other securities of each Och-Ziff Operating Group entity (other than the Class D common units to the extent described below) and, upon liquidation, dissolution or winding up, are entitled to any assets remaining after payment of all debts and liabilities of the respective Och-Ziff Operating Group entity. The Class C Non-Equity Interests were issued and may be issued in the future solely for the purpose of making discretionary income allocations, if any, to holders thereof and do not represent common equity interests in the Och-Ziff Operating Group entities. The Class D common units constitute non-equity profit interests in each of the Och-Ziff Operating Group entities. Executive managing directors admitted to the Och-Ziff Operating Group entities following our IPO receive Class D common units upon admission, and from time to time these units have been and will be (including under the Partner Incentive Plan) issued to certain of our existing executive managing directors. Each Class D common unit will convert into a Class A common unit to the extent that the general partner determines, consistent with relevant regulations under the Code, that there has been sufficient Appreciation (as defined in each of the Operating Group Limited Partnership Agreements) to result in such Class D common unit becoming economically equivalent to one Class A common unit. Upon such conversion, the holder of the Class A common units will generally remain subject to pre-existing vesting requirements and have all of the rights of a holder of such units, including under the Exchange Agreement and the Tax Receivable Agreement. The Class C Non-Equity Interests will not be entitled to any assets upon liquidation, dissolution or winding up of any Och-Ziff Operating Group entity other than undistributed amounts, if any, to which the holder is entitled in respect of prior discretionary or non-discretionary income allocations. The Class D common units will only be entitled to share in assets upon liquidation, dissolution or winding up to the extent that there has been sufficient Appreciation subsequent to the issuance of such units. Currently, the respective intermediate holding company of each Och-Ziff Operating
Group entity in its capacity as a limited partner holds all of the Class B common units of such entity, our executive managing directors hold all of the Class A common units of such entity and our executive managing directors hold all of the Class C Non-Equity Interests and Class D common units of such entity.
From time to time, the general partners of the Och-Ziff Operating Group entities may establish other classes or series of units, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the limited partnership as may be determined by the general partner. Among other things, the general partner has authority to specify: (i) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of units; (ii) the right of holders of each such class or series of units to share (on a pari passu, junior or preferred basis) in partnership distributions; (iii) the rights of holders of each such class or series of units upon dissolution and liquidation of the limited partnership; (iv) the voting rights, if any, of holders of each such class or series of units; and (v) the conversion, redemption or exchange rights applicable to each such class or series of units (including the right to exchange for Class A Shares). The total number of units that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited under the Operating Group Limited Partnership Agreements.
Och-Ziff Operating Group Distributions
Subject to the terms of the Operating Group Limited Partnership Agreements and any additional classes or series of units established by the general partner, distributions are made, after distributions for taxes, as and when determined by the general partner, to the holders of Och-Ziff Operating Group Units in accordance with their Och-Ziff Operating Group Units, whether or not vested. The timing of these distributions has historically corresponded to when dividends are paid to holders of our Class A Shares. Similarly, discretionary income allocations will be made to the holders of the Class C Non-Equity Interests, in consultation with the Compensation Committee, as and when determined by the Chairman of the Partner Management Committee or, in the event there is no Chairman, by majority vote of the Partner Management Committee (in conjunction with our Compensation Committee) or by the general partner at such time as our executive managing directors hold less than 40% of the total combined voting power of the Company. The general partner interest in an Och-Ziff Operating Group entity held by the general partner will not entitle the general partner to receive any distributions. The general partner may cause an Och-Ziff Operating Group entity to make distributions of cash, units or other assets or property of the respective limited partnership. No limited partner has the right to demand that an Och-Ziff Operating Group entity distribute any assets in kind to such partner.
Vesting; Forfeiture
Under the Operating Group Limited Partnership Agreements, the Och-Ziff Operating Group A Units held by each of our executive managing directors (except for Och-Ziff Operating Group A Units issued after our IPO, including to certain executive managing directors admitted to the Och-Ziff Operating Group following our IPO) generally vested in full on November 19, 2012. From time to time, vesting requirements may be waived or varied by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) although, historically, this has occurred infrequently.
The Operating Group Limited Partnership Agreements also generally provide that all of the Och-Ziff Operating Group D Units issued to our executive managing directors admitted after our IPO upon their admission will vest, subject to such executive managing directors’ continued active involvement with us, in three to five equal annual installments beginning on the first anniversary of their admission date. Other Och-Ziff Operating Group D Units issued to our executive managing directors may vest on different schedules or may be issued on a fully vested basis. To the extent Och-Ziff Operating Group D Units convert into Och-Ziff Operating Group A Units, such Units will remain subject to pre-existing vesting requirements (see “—Partnership Interests” above). Upon any reallocation of Och-Ziff Operating Group D Units, such units will retain their original vesting schedule, unless otherwise determined by the Partner Management Committee or its Chairman. The Operating Group Limited Partnership Agreements provide that all of the Och-Ziff Operating Group B Units held by our intermediate holding companies were fully vested upon the consummation of our IPO.
In the event of the death or disability of an executive managing director, the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units will continue to vest in accordance with the current vesting schedule applicable to such units. These vesting requirements, however, may be waived at any time with the approval of the Partner Management Committee. All of the Class C Non-Equity Interests held by an executive managing director will be canceled upon such executive managing director’s withdrawal, death or disability.
The Operating Group Limited Partnership Agreements further generally provide that, in the event an executive managing director (a “Forfeiting Partner”): (i) voluntarily terminates his active involvement with us for any reason prior to the full vesting of his Och-Ziff Operating Group Units; (ii) other than with respect to Mr. Och, is terminated by the partnership for “cause” (as defined below) prior to the full vesting of his Och-Ziff Operating Group Units; or (iii) other than with respect to Mr. Och, is terminated by the majority vote of the Partner Performance Committee (and, if there is a Chairman of such Committee, then only following the recommendation of such Chairman) for any reason (in each case, a “Forfeiture Event”), such Forfeiting Partner’s unvested Och-Ziff Operating Group Units (and all distributions received with respect to such Och-Ziff Operating Group Units after the date of Forfeiture Event) shall be forfeited (such Och-Ziff Operating Group Units subject to forfeiture and related distributions, the “Forfeitable Interests” and any forfeited Forfeitable Interests, the “Forfeited Interests”) as of the Reallocation Date (as defined below) to the remaining active executive managing directors as of the Reallocation Date (the “Continuing Partners”). Mr. Och is not subject to termination by the Partner Performance Committee.
Absent a determination by the Partner Management Committee to reallocate in a different manner, any Forfeited Interests generally will be allocated among the Continuing Partners in proportion to the Och-Ziff Operating Group Units held by them. To the extent that a Continuing Partner receives Forfeited Interests of a Forfeiting Partner, such Forfeited Interests shall be deemed to be interests of the Continuing Partner for all purposes of the Operating Group Limited Partnership Agreements; provided that the Continuing Partner receiving such Forfeited Interests shall be: (i) subject to any continuing vesting requirements; and (ii) permitted to exchange any Och-Ziff Operating Group A Units received in connection with a forfeiture and sell the Class A Shares issued in respect thereof, without regard to any transfer restrictions, as may be required to pay taxes payable as a result of the receipt of such interests. The forfeiture provisions with respect to unvested Och-Ziff Operating Group Units lapse with respect to an executive managing director and such executive managing director’s permitted transferees if such executive managing director dies or becomes disabled prior to a Forfeiture Event with respect to such executive managing director.
Any Forfeiting Partner shall be required, after the Reallocation Date, to pay the same fees with respect to any investments by such Forfeiting Partner in any of our funds as paid by other limited partners of such funds.
Upon any reallocation of Och-Ziff Operating Group A Units or Och-Ziff Operating Group D Units as described above, the General Partner shall determine in its sole discretion the class and series of Units to which each such Unit shall belong following such reallocation.
The forfeiture provisions of the Operating Group Limited Partnership Agreements have been and may be amended and their terms and conditions relating to forfeiture have been and may be waived, changed or modified upon the approval of the Chairman of the Partner Management Committee (or of a majority of the Partner Management Committee if there is no Chairman). We, our Shareholders and the Och-Ziff Operating Group entities have no ability to enforce such provisions or to prevent any forfeiture obligation from being amended or waived by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman). For the purposes of the Operating Group Limited Partnership Agreements:
“Cause” means that an executive managing director: (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over us or our affiliates to have, or has entered into a consent decree determining that such executive managing director, violated any applicable regulatory requirement or a rule of a self-regulatory organization; (iv) has, in the capacity as an executive managing director, committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement with respect to us or our affiliates; (vi) has become subject to any proceeding seeking to adjudicate such executive managing director as bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such executive managing director under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such executive managing director or for any substantial part of the property of such executive managing director, or such executive managing director has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in the Operating Group Limited Partnership Agreements.
“Reallocation Date” means, as to any Forfeited Interests, the date which is the earlier of: (i) the date that is six months after the applicable Forfeiture Event; or (ii) the date on or after such Forfeiture Event that is six months after the date of the latest publicly reported disposition of our equity securities by any such Continuing Partner, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).
Transfer and Other Restrictions Applicable to Limited Partners
Generally.    None of our executive managing directors may transfer any of such executive managing director’s Och-Ziff Operating Group Units without approval of the general partner, which approval may be granted or withheld in the general partner’s sole and complete discretion; provided, however, that without the general partner’s approval, our executive managing directors may: (i) transfer units pursuant to the Exchange Agreement; (ii) transfer units to a permitted transferee of such executive managing director upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below; (iii) transfer units upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below; (iv) transfer units received in connection with a Forfeiture Event; or (v) transfer units in connection with the exercise of the co-sale rights described below under “Certain Co-Sale Rights.” An executive managing director may not, without the consent of the general partner, withdraw from an Och-Ziff Operating Group entity prior to the respective entity’s termination.
All of our executive managing directors are parties to the Exchange Agreement, under which our executive managing directors are subject to transfer restrictions that generally limit their ability to transfer or exchange Och-Ziff Operating Group A Units. In 2015, the Exchange Committee will determine in its sole discretion whether to allow any exchanges and sales of the resulting Class A Shares by any of our executive managing directors for each year from 2015 through 2017, provided that such exchanges and sales will generally not exceed 10% of an executive managing director’s vested partnership interests in the Och-Ziff Operating Group per year (determined on a cumulative basis) for each year through 2017. These transfer restrictions will also allow each of our executive managing directors to exchange an equivalent percentage of units that were permitted to be but were not exchanged in 2013 or 2014, and to sell any resulting Class A Shares with the approval of the Exchange Committee.
Transfers Approved by the Partner Management Committee and Other Transfers.    The Operating Group Limited Partnership Agreements also provide that none of our executive managing directors, or any executive managing director’s permitted transferees, may, directly or indirectly, voluntarily effect any transfer of interests in an Och-Ziff Operating Group entity other than to any of such executive managing director’s permitted transferees, except as permitted under the Operating Group Limited Partnership Agreements. Transfers to permitted transferees may be made with the consent of the Chairman of the Partner Management Committee (or of a majority of the full committee with respect to the Chairman or if there is no Chairman), which consent may not be unreasonably withheld.
A “permitted transferee” means with respect to each of our executive managing directors (or an executive managing director’s permitted transferees) a: (i) charitable organization controlled by such executive managing director; (ii) trust or other estate planning vehicle, all of the current beneficiaries of which are lineal descendants of such executive managing director and his spouse; (iii) corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such executive managing director, his spouse and his lineal descendants; and (iv) legal or personal representative of such executive managing director in the event of his disability.
The Operating Group Limited Partnership Agreements provide that the Chairman of the Partner Management Committee (or a majority of the full committee with respect to the Chairman or if there is no Chairman) may approve an exchange of an executive managing director’s Och-Ziff Operating Group A Units to permit a sale of Class A Shares issued in respect thereof pursuant to an exercise of registration rights by the Demand Committee under the Registration Rights Agreement. The Demand Committee will consist of the members of the Partner Management Committee. In such event, any executive managing director and such executive managing director’s permitted transferee(s) may transfer the Och-Ziff Operating Group A Units that have vested as provided above in such amount to permit the transfer of the number of Class A Shares issued in respect thereof permitted to be included in the registration under the Registration Rights Agreement.
The transfer restrictions set forth in the Operating Group Limited Partnership Agreements may be waived at any time by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).
Minimum Ownership Requirements
Each executive managing director actively involved with us, including Mr. Och, is generally required to continue to hold (and may not transfer), during his active involvement with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, 25% of the vested interests in our business received by him, without reduction for dispositions. Such minimum ownership requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).
Certain Co-Sale Rights
Our executive managing directors are entitled to participate, on a pro rata basis, in a private sale by any of our executive managing directors to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our executive managing directors. In addition, if any executive managing director or group of executive managing directors proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling executive managing director or executive managing directors may require our other executive managing directors to participate in such sale on a pro rata basis.
Issuance of Equity Securities by Och-Ziff
If Och-Ziff issues any equity securities, it is expected that, unless the relevant prospectus supplement indicates otherwise: (i) we will immediately contribute the cash proceeds or other consideration received from such issuance, and from the exercise of any rights contained in any such securities, to Och-Ziff Corp and Och-Ziff Holding and any future intermediate holding companies (allocated between them in accordance with their relative values at the time such equity securities are issued); (ii) Och-Ziff Corp will immediately contribute its portion of such cash proceeds or other consideration to OZ Management and OZ Advisors I and any other entities that Och-Ziff Corp directly acquires an interest in after the date of our IPO (allocated among them in accordance with their relative values at the time such equity securities are issued); (iii) Och-Ziff Holding will immediately contribute its portion of such cash proceeds or other consideration to OZ Advisors II and any other entities that Och-Ziff Holding directly acquires an interest in after the date of our IPO (allocated among them in accordance with their relative value at the time such equity securities are issued); (iv) any future intermediate holding company will similarly contribute its portion of such cash proceeds or other consideration to any Och-Ziff Operating Group entity of which it is the general partner in the same manner as Och-Ziff Corp and Och-Ziff Holding (as provided in (ii) and (iii) above); (v) in exchange for the portion of such cash proceeds or other consideration contributed to the Och-Ziff Operating Group, the general partner will receive (x) in the case of an issuance of Class A Shares, Och-Ziff Operating Group B Units, and (y) in the case of an issuance of any other equity securities by Och-Ziff, except for Class B Shares, a new class or series of units or other equity securities of the Och-Ziff Operating Group with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Och-Ziff equity securities (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds or other consideration received by Och-Ziff that is contributed to the Och-Ziff Operating Group); and (vi) in the event of any subsequent transaction involving such Och-Ziff equity securities (including a share split or combination, a distribution of additional Och-Ziff equity securities, a conversion, redemption or exchange of such Och-Ziff equity securities), the general partner will concurrently effect a similar transaction with respect to the units or other equity securities issued by the limited partnership in connection with the issuance of such Och-Ziff equity securities.
In the event of any issuance of equity securities by Och-Ziff, and the contribution of the cash proceeds or other consideration received from such issuance as described above, the Och-Ziff Operating Group shall pay or reimburse Och-Ziff (directly or indirectly by paying and reimbursing the general partner) for its pro rata portion (based on the portion of the total cash proceeds or other consideration contributed to the Och-Ziff Operating Group) of the expenses incurred by Och-Ziff in connection with such issuance, including any underwriting discounts or commissions.
Limitation on Partner Liability
The debts and liabilities of the Och-Ziff Operating Group, whether arising in contract, tort or otherwise, are solely the debts and liabilities of the limited partnership, and no limited partner is obligated personally for any such debt, obligation or liability of the respective limited partnership solely by reason of being a limited partner. Pursuant to the Delaware Revised Uniform Limited Partnership Act, Och-Ziff Corp or Och-Ziff Holding, as applicable, in its capacity as the general partner of the applicable Och-Ziff Operating Group entity, is liable for the debts and liabilities of the limited partnership to the extent that the limited partnership cannot satisfy such debts and liabilities out of its assets, except to the extent such liability is contractually limited.
Indemnification and Exculpation
To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are indemnified and held harmless by the Och-Ziff Operating Groups for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses and interest on the foregoing sustained or incurred by persons by reason of any act performed or omitted by such persons in connection with the affairs of the Och-Ziff Operating Group unless such act or omission constitutes fraud, gross negligence or willful misconduct. All indemnity claims will be paid out of partnership assets only, and no limited partner has any personal liability for any such claims.

To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are not liable to the partnership or any limited partner or any affiliate of any limited partner for any damages incurred by reason of any act performed or omitted by such person unless such act or omission constitutes fraud, gross negligence or willful misconduct. The general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are fully protected in relying upon the records of the Och-Ziff Operating Group and upon such information, opinions, reports or statements presented to the Och-Ziff Operating Group by any person as to matters the general partner or its affiliates, officers, directors, shareholders, members, employees, representatives or agents reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Och-Ziff Operating Group.
We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides for indemnification against certain liabilities and for the advancement or payment of expenses, as more fully described below under “—Indemnification Agreements.”
Dissolution
An Och-Ziff Operating Group entity will be dissolved and its affairs will be wound up upon the first to occur of: (i) the entry of a decree of judicial dissolution of the limited partnership under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act; and (ii) the determination of the general partner to dissolve the respective Och-Ziff Operating Group entity. Except as provided in the Operating Group Limited Partnership Agreements, the death, disability, resignation, expulsion, bankruptcy or dissolution of any partner or the occurrence of any other event which terminates the continued partnership of any partner in the partnership shall not cause the partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the general partner, the holders of a majority of the Class B common units in the aggregate may replace the general partner with another person or entity, who will become a successor general partner of the limited partnership, will be vested with the powers and rights of the general partner, and will be liable for all obligations and responsible for all duties of the general partner from the date of such replacement. The holders of Class A common units or Class D common units will not have the right to vote their common units with respect to the removal of the general partner in the event of the bankruptcy of the general partner. Upon the winding up of an Och-Ziff Operating Group entity, after payment in full of all amounts owed to the limited partnership’s creditors, and after payment in full of all amounts owed to holders of units having liquidation preferences, if any, the holders of Och-Ziff Operating Group Units will be entitled to receive the remaining assets of the respective limited partnership available for distribution in accordance with and to the extent of positive balances in the respective capital accounts of such holders after taking into account certain adjustments.
Amendments
Except as may be otherwise required by law, the Operating Group Limited Partnership Agreements may be amended by the general partner without the consent or approval of any executive managing directors; except that, generally: (i) if an amendment adversely affects the rights of a unit holder other than on a pro rata basis with other unit holders of the same class, such unit holder must consent to the amendment; (ii) no amendment may adversely affect the rights of a class of unit holders without the consent of holders of a majority of the outstanding units of such class; (iii) these amendment provisions may not be amended without the written consent of executive managing directors holding a majority of the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units then owned by all of our executive managing directors; and (iv) the provisions relating to forfeiture by a partner of its Och-Ziff Operating Group Units and their reallocation to other executive managing directors may be amended only by the Chairman of the Partner Management Committee (or, if there is no Chairman, by the full committee acting by majority consent).
Non-Competition, Non-Solicitation and Confidentiality Restrictions
Each of our executive managing directors is subject to certain obligations and restrictions in the Operating Group Limited Partnership Agreements with respect to competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters. Each of these covenants may be waived by the general partner.
Expense Allocation Agreement
We have entered into an Expense Allocation Agreement with the Och-Ziff Operating Group entities pursuant to which substantially all of Och-Ziff’s ongoing expenses (other than: (i) income tax expenses of Och-Ziff Capital Management Group LLC and the intermediate holding companies; (ii) obligations incurred under the Tax Receivable Agreement; and

(iii) payments on any indebtedness incurred by Och-Ziff Capital Management Group LLC and the intermediate holding companies), including substantially all the ongoing expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC, will be accounted for as expenses of the Och-Ziff Operating Group.
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide for, among other things, indemnification to the fullest extent permitted by law and our Operating Agreement against: (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval, and counsel fees and disbursements; (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness; and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan, if such director or executive officer acted in a manner not constituting fraud, gross negligence or willful misconduct. The indemnification agreements provide for the advancement or payment of all expenses to the director or executive officer and for reimbursement to us if it is found that such director or executive officer is not entitled to such indemnification under applicable law and our Operating Agreement. The Operating Group Limited Partnership Agreements also require the Och-Ziff Operating Group entities to indemnify and exculpate our executive managing directors, including those who are our executive officers.

MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations
To be considered for inclusion in our proxy statement for the 2016 Annual Meeting, Shareholder proposals must be received at our offices no later than November 27, 2015 (as calculated pursuant to Rule 14a-8 under the Exchange Act). Proposals must comply with Rule 14a-8, and must be submitted in writing to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
As more specifically provided for in our Operating Agreement, in order for a Shareholder to introduce a Shareholder proposal or nominate a director candidate from the floor of the 2016 Annual Meeting, the Shareholder must deliver such proposal or nomination in writing to our Secretary at the above address not earlier than November 27, 2015, and no later than December 27, 2015. If the date of the 2016 Annual Meeting is held on a date that is more than 30 days from the anniversary of the 2015 Annual Meeting, then any such proposal or nomination must be received no later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made. In addition, if the number of directors to be elected to the Board of Directors at the 2016 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board by at least December 27, 2015, then any nomination with respect to nominees for any new positions created by such increase must be received by the close of business on the 10th day following the day on which public announcement of the increase is first made. The Shareholder’s submission must be made by a registered Shareholder on his or her behalf or on behalf of the beneficial owner of the Shares, and must include information specified in our Operating Agreement.
Householding
The broker, trustee or other nominee for any Shareholder who is a beneficial owner of the Shares may deliver only one copy of our proxy statement and annual report to multiple Shareholders who share the same address, unless that broker, trustee or other nominee has received contrary instructions from one or more of the Shareholders. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a Shareholder at a shared address to which a single copy of the documents was delivered. A Shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary or by calling (212) 790-0041. You may also obtain a copy of the proxy statement and annual report on the “Public Investors—Financials and SEC Filings” section of our website (www.ozcap.com). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, trustee or other nominee to request that only a single copy of each document be mailed to all Shareholders at the shared address in the future.
Annual Report
Our Annual Report on Form 10-K for the year ended December 31, 2014, is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website (www.ozcap.com) or upon written request to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

By Order of the Board of Directors,

Joseph Brucchieri
Secretary
March 26, 2015
New York, New York

Exhibit A
Och-Ziff Capital Management Group LLC (the “Company”)
Board of Directors’ Independence Standards
An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly or indirectly.
To assist it in making determinations of director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent:
1. the director has an immediate family member who is, or has been within the last three years, employed by the Company other than as an executive officer;
2. the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, $120,000 or less in direct compensation from the Company, not including board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
3. (A) the director has an immediate family member who is a current employee (but not a partner) of a firm that is the Company’s internal or outside auditor, but does not personally work on (and has not personally worked on in the last three years) the Company’s audit; or (B) the director or an immediate family member was, within the last three years, a partner or employee of a firm that is the Company’s internal or outside auditor but no longer works at the firm and did not personally work on the Company’s audit within that time;
4. the director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee, but the director or the director’s immediate family member is (or was) not an executive officer of the other company and his or her compensation is not (or was not) determined or reviewed by that company’s compensation committee;
5. the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, was less than $1 million or 2% of the other company’s consolidated gross revenues, whichever is greater; and
6. the director or an immediate family member is an employee (other than an executive officer) of a non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, were less than $1 million or 2% of the non-profit organization’s consolidated gross revenues, whichever is greater.
An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
OFFICE OF THE SECRETARY
9 WEST 57TH STREET
NEW YORK, NY 10019

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions to the proxies and request electronic delivery of information up until 11:59 P.M. Eastern Time May 6, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 6, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 David Windreich 02 J. Barry Griswell 03 Georganne C. Proctor

The Board of Directors recommends you vote FOR the following proposal:

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRARY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL NO.1, "FOR" PROPOSAL NO.2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

Proxy Card
Annual Meeting of Shareholders
to be held May 7, 2015
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Shareholders to be held on May 7, 2015, the accompanying Proxy Statement and the Annual Report for the year ended December 31, 2014. The undersigned further hereby appoint(s) David M. Becker and Joseph A. Brucchieri, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the voting shares of Och-Ziff Capital Management Group LLC that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000236129_2 R1.0.0.51160